Exhibit 10.2

                                 US$250,000,000


           COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT


                                   dated as of


                                 August 2, 1996


                                      among


                     BT Office Products International, Inc.


                          The Subsidiaries Named Herein


                           The Guarantors Named Herein


                            The Lenders Named Herein


                            The Chase Manhattan Bank,
                            as Administrative Agent,


                                       and


                               ABN AMRO Bank N.V.,
                             as Documentation Agent

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01  Definitions..................................................   1
        1.02  Accounting Terms
                and Determinations.........................................  26
        1.03  Currency Equivalents.........................................  26


                                   ARTICLE II
                                    THE LOANS

SECTION 2.01  Commitments..................................................  27
        2.02  Loans........................................................  28
        2.03  Competitive Bid Procedure....................................  30
        2.04  Standby and Alternate Currency
                Borrowing Procedure........................................  33
        2.05  Conversion and Continuation of
                Standby Loans..............................................  34
        2.06  Fees.........................................................  36
        2.07  Repayment of Loans; Evidence of
                Debt.......................................................  37
        2.08  Interest on Loans............................................  38
        2.09  Default Interest.............................................  39
        2.10  Alternate Rate of Interest...................................  39
        2.11  Termination and Reduction of
                Commitments................................................  40
        2.12  Prepayment...................................................  41
        2.13  Reserve Requirements; Change in
                Circumstances..............................................  42
        2.14  Change in Legality...........................................  44
        2.15  Indemnity....................................................  44
        2.16  Pro Rata Treatment...........................................  45
        2.17  Sharing of Setoffs...........................................  46
        2.18  Payments.....................................................  47
        2.19  Taxes........................................................  47
        2.20  Duty to Mitigate; Assignment of
                Commitments Under Certain
                Circumstances..............................................  51
        2.21  Borrowing Subsidiaries.......................................  52
        2.22  Terms of Alternate
                Currency Facilities........................................  52
        2.23  Currency Fluctuations, etc...................................  54

                                                                           Page
                                                                           ----

                                   ARTICLE III
                                   CONDITIONS

SECTION 3.01  Effectiveness................................................  56
        3.02  Borrowings...................................................  57
        3.03  Initial Borrowing by Each
                Borrowing Subsidiary.......................................  58


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01  Organization; Powers.........................................  58
        4.02  Authorization; Enforceability................................  59
        4.03  Governmental Approvals; No
                Conflicts..................................................  59
        4.04  Financial Condition; No Material
                Adverse Change.............................................  59
        4.05  Properties...................................................  60
        4.06  Litigation and Environmental
                Matters....................................................  60
        4.07  Compliance with laws and
                Agreements.................................................  61
        4.08  Not an Investment Company or
                Holding Company............................................  61
        4.09  Taxes........................................................  61
        4.10  ERISA........................................................  61
        4.11  Disclosure...................................................  62
        4.12  Federal Reserve Regulations..................................  62


                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

SECTION 5.01  Financial Statements and Other
                Information................................................  63
        5.02  Notices of Material Events...................................  64
        5.03  Existence; Conduct of Business...............................  65
        5.04  Payment of Obligations.......................................  65
        5.05  Maintenance of Properties;
                Insurance..................................................  66
        5.06  Books and Records; Inspection
                Rights.....................................................  66
        5.07  Compliance with Laws.........................................  66
        5.08  Use of Proceeds..............................................  66
        5.09  Guarantors...................................................  66

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                                                                           Page
                                                                           ----

                                   ARTICLE VI
                               NEGATIVE COVENANTS

SECTION 6.01  Liens........................................................  67
        6.02  Sale and Leaseback Transactions..............................  68
        6.03  Fundamental Changes..........................................  68
        6.04  Investments, Loans, Advances,
                Guarantees and Acquisitions;
                Heading Agreements.........................................  69
        6.05  Transactions with Affiliates.................................  70
        6.06  Restrictive Agreements.......................................  70
        6.07  Subsidiary Debt..............................................  70
        6.08  Consolidated Leverage Ratio..................................  71
        6.09  Consolidated Interest Coverage
                Ratio......................................................  71
        6.10  Consolidated Net Worth.......................................  71


ARTICLE VII   DEFAULTS.....................................................  71

ARTICLE VIII  THE ADMINISTRATIVE AGENT.....................................  74

ARTICLE IX    GUARANTEE....................................................  77


                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.01  Notices.....................................................  79
        10.02  Waivers; Amendments.........................................  80
        10.03  Expenses; Indemnity; Damage Waiver..........................  81
        10.04  Successors and Assigns......................................  82
        10.05  Survival ...................................................  86
        10.06  Counterparts; Integration;
                 Effectiveness.............................................  86
        10.07  Severability ...............................................  87
        10.08  Right of Setoff.............................................  87
        10.09  Governing Law; Jurisdiction;
                 Consent to Service of Process.............................  87
        10.10  Waiver of Jury Trial........................................  88
        10.11  Headings....................................................  88
        10.12  Confidentiality.............................................  88
        10.13  Conversion of Currencies....................................  89

                                                                           Page
                                                                           ----

Exhibit A   -    Administrative Questionnaire

Exhibit B   -    Assignment and Acceptance

Exhibit C   -    Borrowing Subsidiary Agreement

Exhibit D   -    Borrowing Subsidiary Termination

Exhibit E-1 -    Competitive Bid Request

Exhibit E-2 -    Notice of Competitive Bid Request

Exhibit E-3 -    Competitive Bid

Exhibit E-4 -    Competitive Bid Accept/Reject Letter

Exhibit E-5 -    Standby Borrowing Request

Exhibit F   -    Opinion of Counsel for the Company

Exhibit G   -    Alternate Currency Addendum


Schedule 2.01 -  Commitments

Schedule II   -  Committed Currencies

                                    COMPETITIVE  ADVANCE  AND  REVOLVING  CREDIT
                         FACILITY AGREEMENT (this "Agreement") dated as of August 2, 1996, among BT OFFICE PRODUCTS INTERNATIONAL, INC., the BORROWING SUBSIDIARIES (as defined herein), the GUARANTORS (as defined herein), the LENDERS (as defined herein), THE CHASE MANHATTAN BANK, as
                         Administrative Agent, and ABN AMRO BANK N.V., as Documentation Agent.

                  The Borrowers (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I) have requested the Lenders to extend credit in order to enable them to borrow on a standby revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date a principal amount not to exceed $250,000,000. The proceeds of such borrowings are to be used for repayment of existing debt owing to Affiliates, for working capital and for general corporate purposes, including acquisitions. The Borrowers have also requested the Lenders to provide a procedure pursuant to which the Lenders may be invited to bid on an uncommitted basis on short-term borrowings by the Borrower. The Lenders are willing to extend such credit and provide such procedure to the Borrowers on the terms and subject to the conditions herein set forth.

                  The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

                  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                  "ABR Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "ABR  Standby   Borrowing"  shall  mean  a  Standby  Borrowing
comprised of ABR Loans.

                  "Administrative Agent" shall mean Chase in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

                  "Administrative Fees" shall have the meaning assigned to such term in Section 2.06(b).

                  "Administrative Questionnaire" shall mean, with respect to each Lender, an administrative questionnaire in the form of Exhibit A, submitted to the Administrative Agent (with a copy to the Company) duly completed by such Lender.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agreement Currency" shall have the meaning assigned to such term in Section 10.13(b).

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Alternate Currency" shall mean an Eligible Currency that is not a Committed Currency.

                  "Alternate Currency Addendum" shall mean an Eligible Currency addendum among the Company, one or more Borrowers and one or more Alternate Currency Lenders, substantially in the form of Exhibit G.

                  "Alternate Currency Agent" shall mean one or more entities (which may be the Administrative Agent or its local affiliates), satisfactory to the Administrative Agent, as specified in the applicable Alternate Currency Addendum.

                  "Alternate   Currency   Borrowing"   shall  mean  a  Borrowing
comprised of Alternate Currency Loans.

                  "Alternate Currency Facility Maximum Borrowing Amount" shall have the meaning assigned to such term in Section 2.22(b).

                  "Alternate Currency Lender" shall mean any Lender (or any Affiliate, branch or agency thereof) party to an Alternate Currency Addendum. In the event any agency or Affiliate of a Lender shall be party to an Alternate Currency Addendum, such agency or Affiliate shall, to the extent of any commitment extended and any Loans made by it, have all the rights of such Lender hereunder; provided, however, that such Lender shall continue to the exclusion of such agency or Affiliate to have all the voting and consensual rights vested in it by the terms hereof.

                  "Alternate Currency Lender Maximum Borrowing Amount" shall have the meaning assigned to such term in Section 2.22(b).

                  "Alternate Currency Loan" shall mean any loan denominated in an Alternate Currency made to a Borrower pursuant to Section 2.01(b) and an Alternate Currency Addendum. Each Alternate Currency Loan shall be a Eurocurrency Loan or a Loan bearing interest at such other rate as shall be specified in the applicable Alternate Currency Addendum.

                  "Applicable Creditor" shall have the meaning assigned to such term in Section 10.13(b).

                  "Applicable Lending Office" shall mean, with respect to each Lender, such Lender's Domestic Lending Office in the case of an ABR Loan or a Fixed Rate Loan, such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Loan (other than a Eurocurrency Alternate Currency Loan) or such Lender's (or its Affiliate's) branch or agency, as specified by such Lender, in the case of an Alternate Currency Loan.

                  "Applicable Margin" shall mean on any date, with respect to Eurocurrency Standby Loans, the applicable percentage set forth below based upon the Consolidated Leverage Ratio as set forth below:


Consolidated                                                       Applicable
Leverage                                                           Margin
Ratio                                                              ------
- -----

Category 1
- ----------
Less than or equal to 2.0                                          .225%

Category 2
- ----------
Greater than 2.0 but less than or
equal to 3.0                                                       .225%

Category 3
- ----------
Greater than 3.0                                                   .325%



Except as set forth below, the Consolidated Leverage Ratio utilized for purposes of determining the Applicable Margin shall be that in effect as of the last Financial Statement Delivery Date. From the date hereof until the initial delivery of financial statements pursuant to Section 5.04(a) or (b), the Applicable Margin shall be determined by reference to Category 2. Each change in the Applicable Margin resulting from a change in the Consolidated Leverage Ratio shall be effective with respect to all Loans and Commitments outstanding on and after the date of such change. Notwithstanding the foregoing, at any time when the Company has failed to deliver the financial statements required by Section 5.04(a) or (b), the Applicable Margin shall be determined by reference to Category 3.

                  "Assignee" has the meaning set forth in Section 10.04(b).

                  "Assignment and Acceptance" shall mean an agreement in the form of Exhibit B hereto.

                  "Available Commitment" shall mean, as to any Lender at any time, an amount equal to such Lender's Commitment at such time minus such Lender's Standby Credit Exposure at such time.

                  "Bank Default" has the meaning set forth in Section 2.20(b).

                  "Bank  Proceeding"  has  the  meaning  set  forth  in  Section
2.20(b).

                  "Borrower" shall mean the Company or any Borrowing Subsidiary.

                  "Borrowing" shall mean a Loan or group of Loans of a single Type and currency made by the Lenders (or by the applicable Alternate Currency Lenders or the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03, as the case may be) on a single date and as to which the same Interest Period is in effect.

                  "Borrowing Subsidiary" shall mean any Subsidiary of the Company named as such on the signature pages hereto or designated as a Borrowing Subsidiary by the Company pursuant to Section 2.21.

                  "Borrowing   Subsidiary  Agreement"  shall  mean  a  Borrowing
Subsidiary Agreement substantially in the form of Exhibit C.

                  "Borrowing Subsidiary Termination" shall mean a Borrowing Subsidiary Termination substantially in the form of Exhibit D.

                  "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market.

                  "Calculation Date" shall mean the last Business Day of each calendar month.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Control" shall be deemed to have occurred if any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof), other than any Affiliate of the Company on the date hereof or any entity controlled by such an Affiliate, shall own directly or indirectly, beneficially or of record, shares representing more than 50% of the equity, or more than 50% of the aggregate ordinary voting power, represented by the issued and outstanding capital stock of the Company.

                  "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof after the date of this Agreement or (c) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Chase" shall mean The Chase Manhattan Bank.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" shall mean, with respect to each Lender, the commitment of such Lender hereunder as set forth in Schedule 2.01 under the heading "Standby Commitment" or in an Assignment and Acceptance delivered by such Lender under Section 10.04, as such Lender's Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.11 or pursuant to one or more assignments under Section 10.04. The Commitment of each Lender shall automatically and permanently terminate on the Maturity Date if not terminated earlier pursuant to the terms hereof.

                  "Committed Currency" shall mean each Eligible Currency listed on Schedule II, as such Schedule may be amended from time to time.

                  "Committed Currency Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate Dollar Equivalent of the principal amount of all outstanding Standby Committed Currency Loans of such Lender.

                  "Company" shall mean BT Office Products International, Inc., a Delaware corporation, and its successors.

                  "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

                  "Competitive   Bid   Accept/Reject   Letter"   shall   mean  a
notification made by the applicable Borrower pursuant to Section 2.03(d) in the form of Exhibit E-4.

                  "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.03(b), (i) in the case of a Eurocurrency Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

                  "Competitive Bid Request" shall mean a request made pursuant to Section 2.03 in the form of Exhibit E-1.

                  "Competitive Borrowing" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by the applicable Borrower under the bidding procedure described in Section 2.03.

                  "Competitive Loan" shall mean a loan made pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurocurrency Competitive Loan or a Fixed Rate Loan.

                  "Competitive  Loan Exposure"  shall mean,  with respect to any
Lender  at  any  time,  the  aggregate   principal  amount  of  all  outstanding
Competitive Loans made by such Lender.

                  "Consolidated Capital Expenditures" shall mean, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by the Company and its Subsidiaries on a consolidated basis, during that period that, in conformity with GAAP, would be included in "purchases of property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of the Borrower and its Subsidiaries for such period.

                  "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, plus, to the extent deducted in computing such Consolidated Net Income and without duplication, (a) depreciation and amortization expense, (c) Consolidated Interest Expense, (c) income tax expense and (d) other non-cash charges, all as determined in accordance with GAAP consistently applied, minus any non-cash income, if any, attributable to equity investments in Persons other than the Subsidiaries.

                  "Consolidated Interest Coverage Ratio" shall mean, at any date, the ratio of (a) Consolidated EBITDA minus Consolidated Capital Expenditures for the period of four consecutive fiscal quarters most recently ended as of such date to (b) Consolidated Interest Expense for such period of four consecutive fiscal quarters.

                  "Consolidated Interest Expense" shall mean, for any period, the gross interest expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied.

                  "Consolidated Leverage Ratio" shall mean, on any date, the ratio of Consolidated Total Debt at such date to Consolidated EBITDA for the period of the four consecutive fiscal quarters most recently ended as of such date, adjusted on a pro forma basis to include the pre-acquisition results of any Material Acquisitions during such period and to exclude the pre-divestiture results of any Material Divestitures during such period.

                  "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied.

                  "Consolidated   Net  Worth"  shall  mean,  at  any  date,  the
consolidated stockholders' equity of the Company and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Total Debt" shall mean, as of any date, all Debt of the Company and its Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP consistently applied.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (g) all Guarantees by such Person of Debt of others, (h) all Capital Lease Obligations of such Person, and (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty and bankers' acceptances. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor.

                  "Default" shall mean any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.06(b).

                  "Dollar Borrowing" shall mean a Borrowing comprised of Dollar Loans.

                  "Dollar Equivalent" shall mean, on any date of determination, with respect to any amount in any Eligible Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent using the Exchange Rate with respect to such Eligible Currency then in effect as determined pursuant to
Section 2.23(a).

                  "Dollar Loan" shall mean any Loan denominated in Dollars.

                  "Dollars" or "$" shall mean lawful currency of the United States of America.

                  "Domestic Borrowing Subsidiary" shall mean any Borrowing Subsidiary organized under the laws of the United States.

                  "Domestic Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" on
Schedule 2.01 or, as to any person who becomes a Lender after the Closing Date, on the Assignment and Acceptance executed by such person or such other office of such Lender as such Lender may hereafter designate from time to time as its "Domestic Lending Office" by notice to the Company and the Administrative Agent.

                  "Effective Date" shall mean the date this Agreement becomes effective in accordance with Section 3.01.

                  "Eligible Currency" shall mean any currency other than Dollars that is readily available, freely traded and convertible into Dollars in the London market and as to which an Exchange Rate may be calculated.

                  "Environmental Laws" shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities),of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable  event", as defined in
Section 4043 of ERISA or the regulations issued thereunder (other than an event for which the 30-day notice period is waived), with respect to a Plan; (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurocurrency   Alternate   Currency   Loan"  shall  mean  any
Alternate Currency Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                  "Eurocurrency Borrowing" shall mean a Borrowing comprised of Eurocurrency Loans.

                  "Eurocurrency Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                  "Eurocurrency Lending Office" shall mean, with respect to each Lender, the branches or Affiliates of such Lender which such Lender has designated as its "Eurocurrency Lending Office" on Schedule 2.01 or, as to any person who becomes a Lender after the Closing Date, on the Assignment and Acceptance executed by such person or such other office of such Lender as such Lender may hereafter designate from time to time as its "Eurodollar Lending Office" by notice to the Company and the Administrative Agent.

                  "Eurocurrency Loan" shall mean any Eurocurrency Competitive Loan, Eurocurrency Standby Loan or Eurocurrency Alternate Currency Loan.

                  "Eurocurrency   Standby  Borrowing"  shall  mean  a  Borrowing
comprised of Eurocurrency Standby Loans.

                  "Eurocurrency Standby Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                  "Event of Default" has the meaning set forth in Article VII.

                  "Exchange Rate" shall mean, with respect to any Eligible Currency on a particular date, the rate at which such Eligible Currency may be exchanged into Dollars, as set forth on such date on the Reuters currency page more particularly described in Schedule II, with respect to a Committed Currency, or in the applicable Alternate Currency Addendum, with respect to an Alternate Currency. In the event that such rate does not appear on the applicable Reuters currency page, the Exchange Rate with respect to such Eligible Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such Exchange Rate shall instead be the Administrative Agent's spot rate of exchange in the London interbank market or other market where the Administrative Agent's foreign currency exchange operations in respect of such Eligible Currency are then being conducted, at or about 10:00 A.M., local time, on such date for the purchase of Dollars with such Eligible Currency for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

                  "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income or its assets by the jurisdiction under the laws of which it is organized, or the jurisdiction in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located or in which it is, other than as a result of the making of the Loans or the receipt of payments hereunder, subject to tax in that jurisdiction by reason of doing business in such jurisdiction,
(b) any branch profits or similar tax imposed by the Relevant  Jurisdiction  and
(c) in the case of a Foreign Lender, any withholding tax imposed on amounts payable to such Foreign Lender under this Agreement because of its failure or inability to comply with Section 2.19(e) or otherwise, unless (and to the extent that) (i) such withholding tax liability arises or is increased by reason of a Change in Law occurring after such Foreign Lender becomes a Lender under this Agreement or (ii) such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax liability pursuant to Section 2.19(a).

                  "Facility Excess" shall have the meaning assigned to such term in Section 2.23(b).

                  "Facility Fee" shall have the meaning assigned to such term in
Section 2.06(a).

                  "Facility  Fee   Percentage"   shall  mean  on  any  date  the
applicable percentage set forth below based upon the Consolidated Leverage Ratio as set forth below:


Consolidated                                                       Facility
Leverage                                                           Fee
Ratio                                                              ---
- -----

Category 1
- ----------
Less than or equal to 2.0                                          .125%

Category 2
- ----------
Greater than 2.0 but less than or
equal to 3.0                                                       .175%

Category 3
- ----------
Greater than 3.0                                                   .225%



Except as set forth below, the Consolidated Leverage Ratio utilized for purposes of determining the Facility Fee Percentage shall be that in effect as of the last Financial Statement Delivery Date. From the date hereof until the initial delivery of financial statements pursuant to Section 5.01(a) or (b) and a certificate pursuant to Section 5.01(c), the Facility Fee Percentage shall be determined by reference to Category 2. Each change in the Facility Fee Percentage resulting from a change in the Consolidated Leverage Ratio shall be effective with respect to all Loans and Commitments outstanding on and after the date of such change. Notwithstanding the foregoing, at any time when the Company has failed to deliver the financial statements required by Section 5.01(a) or
(b) and a certificate pursuant to Section 5.01(c), the Facility Fee Percentage shall be determined by reference to Category 3.

                  "Facility Overage" shall mean an amount equal to the excess of
(a) the Total Commitment over (b) the aggregate amount of all Alternate Currency Facility Maximum Borrowing

Amounts (determined, if applicable, after giving effect to any reduction therein made pursuant to Section 2.23(a)).

                  "Federal Funds Effective Rate" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fees"  shall  mean the  Facility  Fee and the  Administrative
Fees.

                  "Financial Officer" shall mean the chief financial officer, principal accounting officer, treasurer or controller of the Company.

                  "Financial Statement Delivery Date" shall mean the 90th day following the end of the fourth fiscal quarter, and the 45th day following the end of each other fiscal quarter, in each fiscal year of the Company.

                  "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

                  "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

                  "Foreign Lender", with respect to any Loan, shall mean any Lender making such Loan that is organized under the laws of, or otherwise tax resident in, a jurisdiction other than the Relevant Jurisdiction.

                  "Foreign Subsidiary" shall mean any Subsidiary organized under the laws of a jurisdiction outside the United States of America or any of its territories or possessions or any political subdivision thereof.

                  "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

                  "Governmental  Authority" shall mean any Federal, state, local
or  foreign  court  or  governmental  agency,   authority,   instrumentality  or
regulatory body.

                  "Guarantee" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation, direct of indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security in order to effect the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantor" shall mean (a) each Borrower (other than any Foreign Subsidiary) and (b) each Subsidiary that has become a Guarantor as provided in Section 5.09.

                  "Hedging Agreement" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Hazardous Materials" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Indemnitee"  shall have the meaning  assigned to such term in
Section 10.03(b).

                  "Information"  shall have the meaning assigned to such term in
Section 10.12.

                  "Interest Payment Date" shall mean (a) with respect to any Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in addition, the date of any prepayment of such Loan or conversion of such Loan to a Loan of a different Type, (b) in the case of a Eurocurrency Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan, and (c) with respect to an Alternate Currency Loan (other than a Eurocurrency Loan), such days as shall be specified in the applicable Alternate Currency Addendum.

                  "Interest Period" shall mean (a) as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.05 or repaid or prepaid in accordance with Section 2.07 or Section 2.12, (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offers to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than one day after the date of such Borrowing or later than 360 days after the date of such Borrowing, and (d) as to any Alternate Currency Borrowing, such periods as shall be specified in the applicable Alternate Currency Addendum; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurocurrency Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Judgment Currency" shall have the meaning assigned to such term in Section 10.13(b).

                  "Lender" shall mean each bank listed on the signature pages hereof, each Assignee which becomes a Lender pursuant to Section 10.04, and their respective successors.

                  "LIBO Rate" shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the arithmetic average of the rates that appear on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) on such date for deposits in Dollars or in the applicable Eligible Currency and for a maturity comparable to such Interest Period or, in the event no such rates appear on the Reuters Screen LIBO Page, the arithmetic average of the rates at which deposits in Dollars or the applicable Eligible Currency approximately equal in principal amount to such Borrowing and for a maturity comparable to such Interest Period are offered to the principal London offices of the Reference Banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loan" shall mean a Competitive Loan, a Standby Loan or an Alternate Currency Loan.

                  "Loan Documents" shall mean this Agreement, each Borrowing Subsidiary Agreement, each Alternate Currency

Addendum and each amendment, supplement, modification, consent or waiver of, to or in respect of any of the foregoing.

                  "Margin" shall mean, as to any Eurocurrency Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

                  "Material Acquisitions" shall mean, for any four quarter period, operating units or entities acquired by the Company and the Subsidiaries during such period, other than those acquired for consideration not greater than $5,000,000 for any such operating unit or entity.

                  "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, prospects or financial condition of the Company and its Subsidiaries, taken as a whole, (b) material impairment of the ability of the Company and its Subsidiaries, taken as a whole, to perform any of the material obligations of the Company or any Subsidiary under any Loan Document (it being agreed that the material obligations of the Company and the Subsidiaries will include all payment obligations hereunder), or (c) material impairment of the rights of or benefits available to the Lenders or the Administrative Agent under any Loan Document.

                  "Material Debt" shall mean Debt (other than the Loans), or obligations in respect of one or more Hedging Agreements, of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Debt, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting arrangements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Material Divestitures" shall mean, for any four quarter period, operating units or entities disposed of by the Company and the Subsidiaries during such period, other than those disposed of for consideration not greater than $5,000,000 for any such operating unit or entity.

                  "Maturity Date" shall mean August 2, 2001.

                  "Multicurrency Borrowing" shall mean a Borrowing comprised of Multicurrency Loans.

                  "Multicurrency Loan" shall mean a loan denominated in an Eligible Currency.

                  "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Notice of Competitive Bid Request" shall mean a notification made pursuant to Section 2.03 in the form of Exhibit E-2.

                  "Obligations" shall mean the due and punctual payment of (i) the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including Fees, costs, expenses and indemnities (including, without limitation, the obligations described in Section 2.19) of the Borrowers to the Lenders under this Agreement and the other Loan Documents.

                  "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution or delivery of, or otherwise with respect to, this Agreement, other than an Excluded Tax.

                  "Participant" has the meaning set forth in Section 10.04(e).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Encumbrances" shall mean:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with
         Section 5.04;

                  (c)  pledges  and  deposits  made in the  ordinary  course  of
         business  in  compliance  with  workers'   compensation,   unemployment
         insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

                  (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

provided that "Permitted Encumbrances" shall not include any Lien securing Debt.

                  "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A2 from Standard & Poor's, a division of The McGraw Hill Companies, or P2 from Moody's Investors
         Service, Inc.;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any Lender or any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

                  "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Pro Rata Percentage" shall mean, with respect to any Lender, the percentage of the Total Commitment represented by such Lender's Commitment. If the Commitments have terminated or expired, the Pro Rata Percentages shall be determined based upon the aggregate Dollar Equivalent of the principal amount of all Loans outstanding.

                  "Reference Banks" shall mean Chase and Bank of America.

                  "Relevant Jurisdiction" shall mean (i) in the case of any Loan to the Company or any Domestic Borrowing Subsidiary, the United States of America, and (ii) in the case of any Loan to any other Borrowing Subsidiary, the jurisdiction imposing (or having the power to impose) withholding tax on payments by such Borrowing Subsidiary under this Agreement.

                  "Register"  shall have the  meaning  assigned  to such term in
Section 10.04(c).

                  "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System of the United States of America, as in effect from time to time.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System of the United States of America, as in effect from time to time.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System of the United States of America, as in effect from time to time.

                  "Required Lenders" shall mean, at any time, Lenders having Commitments representing a majority of the Total Commitment or, for purposes of acceleration pursuant to clause (ii) of Article VII or if the Commitments have otherwise been terminated, Lenders holding Loans representing a majority of the aggregate Dollar Equivalent of the principal amount of all Loans outstanding.

                  "Reset  Date" shall have the meaning  assigned to such term in
Section 1.03(a).

                  "Reuters Screen LIBO Page" shall mean, in respect of any currency, the display designated as page "LIBO" for such currency on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

                  "Standby Borrowing" shall mean a Standby Committed Currency Borrowing or a Standby Dollar Borrowing.

                  "Standby Borrowing Request" shall mean a request made pursuant to Section 2.04 in the form of Exhibit E-5.

                  "Standby Borrowing Request" shall mean a request made pursuant to Section 2.04 in the form of Exhibit E-5.

                  "Standby Committed Currency Borrowing" shall mean a Borrowing consisting of simultaneous Standby Committed Currency Loans from each of the Lenders then having an Available Commitment.

                  "Standby Committed Currency Loans" shall mean the revolving loans made pursuant to Section 2.01(a) that are denominated in Committed Currencies. Each Standby Committed Currency Loan shall be a Eurocurrency Loan.

                  "Standby Credit Excess" shall have the meaning assigned to such term in Section 2.23(a).

                  "Standby Credit Exposure" shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding Standby Dollar Loans of such Lender, (b) the Dollar
Equivalent of the aggregate principal amount of all outstanding Standby Committed Currency Loans of such Lender and (c) the Dollar Equivalent of the aggregate principal amount of all outstanding Alternate Currency Loans of such Lender (and each agency or Affiliate of such Lender acting as an Alternate Currency Lender).

                  "Standby Credit Overage" shall mean, with respect to any Lender, an amount equal to the excess, if any, of (a) such Lender's Commitment over (b) the aggregate Alternate Currency Lender Maximum Borrowing Amounts of such Lender with respect to all Alternate Currency Addenda to which such Lender or any of its Affiliates is a party.

                  "Standby Dollar Borrowing" shall mean a Borrowing consisting of simultaneous Standby Dollar Loans from each of the Lenders then having an Available Commitment.

                  "Standby Dollar Loans" shall mean the revolving loans made pursuant to Section 2.01(a) that are denominated in Dollars. Each Standby Dollar Loan shall be a Eurocurrency Standby Loan or an ABR Loan.

                  "Standby Extensions of Credit" shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of all Standby Dollar Loans made by such Lender then outstanding and (b) the Dollar Equivalent of the aggregate principal amount of all Standby Committed Currency Loans made by such Lender then outstanding.

                  "Standby Loans" shall mean Standby Dollar Loans and Standby Committed Currency Loans.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Company.

                  "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, other than Excluded Taxes.

                  "Total Commitment" shall mean, at any time, the aggregate Commitments of all the Lenders, as in effect at such time.

                  "Transactions" means the execution, delivery and performance by the Borrowers and the Guarantors of this Agreement and any Alternate Currency Addendum, the borrowing of Loans hereunder and thereunder and the use of the proceeds of such Loans.

                  "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the Alternate Base Rate and the Fixed Rate.

                  "United States" or "United States of America" shall mean the United States of America, including the States and the District of Columbia.

                  SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article VI to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Article VI for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

                  SECTION 1.03. Currency Equivalents. (a) Not later than 1:00 p.m., New York City time, on each Calculation Date, the Administrative Agent and the Alternative Currency Agents, as applicable, shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Committed Currency and each Alternate Currency as to which an Alternate Currency Addendum is in effect and (ii) give notice thereof to the Company and the Lenders. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date"), shall remain effective until the next succeeding Reset Date and shall during the period of their effectiveness be employed in making any computation of currency equivalents required to be made under this Agreement (other than any computation required under Section 10.13).

                  (b) Not later than 5:00 p.m., New York City time, on each Reset Date and on the date of each Borrowing, the

Administrative Agent shall (i) determine the Dollar Equivalents of each Standby Committed Currency Loan and Alternate Currency Loan then outstanding (after giving effect to any Standby Committed Currency Loan or Alternate Currency Loan made or repaid on such date), and (ii) notify the Company and the Lenders of the results of such determination.


                                   ARTICLE II

                                    THE LOANS

                  SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans, denominated in Dollars or in any Committed Currency (as the Borrower may elect), to any Borrower, at any time and from time to time on and after the Effective Date and until the earlier of the Maturity Date and the termination of the Commitment of such Lender.

                  (b) Subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Alternate Currency Addendum, each Alternate Currency Lender that is party to an Alternate Currency Addendum agrees, severally and not jointly, to make Alternate Currency Loans under such Alternate Currency Addendum to the Borrowers, at any time and from time to time on and after the later of the Effective Date and the execution of such Alternate Currency Addendum and until the earlier of the Maturity Date and the termination of the Commitment (or the commitment under such Alternate Currency Addendum) of such Alternate Currency Lender.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, in no event may any Borrowing be made under this Article II if, after giving effect thereto (and to any concurrent repayment or prepayment of Loans),
(i) the sum of the aggregate Standby Credit Exposures and the aggregate Competitive Loan Exposures would exceed the Total Commitment then in effect,
(ii) the Standby Credit Exposure of any Lender would exceed such Lender's Commitment, (iii) the Dollar Equivalent of the aggregate Alternate Currency Loans outstanding under any Alternate Currency Addendum would exceed the applicable Alternate Currency Facility Maximum Borrowing Amount, or (iv) the Dollar Equivalent of the aggregate Alternate Currency Loans of any Lender outstanding under any Alternate Currency Addendum would exceed the applicable Alternate Currency Lender Maximum Borrowing Amount.

                  (d) Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow Standby Loans and Alternate Currency Loans hereunder, on and after the Effective Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

                  SECTION 2.02. Loans. (a) Each Standby Loan shall be made as part of a Borrowing consisting of Standby Loans denominated in the same currency made by the Lenders ratably in accordance with their Available Commitments; provided, however, that the failure of any Lender to make any Standby Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Alternate Currency Loan shall be made as part of a Borrowing consisting of Alternate Currency Loans denominated in the same Alternate Currency and made by the applicable Alternate Currency Lenders ratably in accordance with the applicable Alternate Currency Lender Maximum Borrowing Amounts; provided, however, that the failure of any Alternate Currency Lender to make any Alternate Currency Loan shall not relieve any other Alternate Currency Lender of its obligation to lend hereunder (it being understood, however, that no Alternate Currency Lender shall be responsible for the failure of any other Alternate Currency Lender to make any Alternate Currency Loan required to be made by such other Alternate Currency Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) in the case of Standby Dollar Loans, in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or an aggregate principal amount equal to the remaining balance of the Available Commitments), (iii) in the case of Standby Committed Currency Loans, in an aggregate principal amount the Dollar Equivalent of which is not less than $5,000,000 and (iv) in the case of Alternate Currency Loans, in an aggregate principal amount that complies with the requirements set forth in the applicable Alternate Currency Addendum. All Competitive Loans shall be made in Dollars.

                  (b) Each Competitive Borrowing shall be comprised entirely of Eurocurrency Competitive Loans or Fixed Rate Loans; each Standby Dollar
Borrowing shall be comprised entirely of Eurocurrency Standby Loans or ABR Loans; and each Standby Committed Currency Borrowing shall be comprised entirely of Eurocurrency Standby Loans, as the applicable Borrower may request pursuant to Section 2.03 or 2.04, as applicable. Each Lender may at its option make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, however, that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that no Borrower shall be entitled to request any Borrowing which, if made, would result in an aggregate of more than 10 separate Eurocurrency Standby Loans of any Lender being outstanding at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

                  (c) Subject to Section 2.05 and to (i) in the case of any Standby Committed Currency Loan, any applicable alternative procedures set forth in Schedule II or (ii) in the case of any Alternate Currency Loan, any alternative procedures set forth in the applicable Alternate Currency Addendum, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, New York City time, and the Administrative Agent shall by 2:00 p.m., New York City time, credit the amounts so received to the account or accounts specified from time to time in one or more notices delivered by the Company to the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c), and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                  (d) Each Competitive Loan shall be a Eurocurrency Competitive Loan or a Fixed Rate Loan. Each Standby Dollar Loan shall be a Eurocurrency Standby Loan or an ABR Loan. Each Standby Committed Currency Loan shall be a Eurocurrency Standby Loan. Each Alternate Currency Loan shall be a Eurocurrency Alternate Currency Loan or shall bear interest at a rate specified in the applicable Alternate Currency Addendum.

                  SECTION 2.03. Competitive Bid Procedure. (a) In order to request Competitive Bids, a Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit E-1 hereto, to be received by the Administrative Agent (i) in the case of a Eurocurrency Competitive Borrowing, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit E-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopy. Each Competitive Bid Request shall refer to this Agreement and specify (v) the Borrower submitting such Competitive Bid Request, (w) whether the Borrowing then being requested is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing, (x) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof, which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000, (y) the maturity date of such Borrowing (which may not be after the Maturity Date) and (z) the duration of each Interest Period with respect thereto (the last of which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall telecopy to each Lender a Notice of Competitive Bid Request inviting the Lender to bid, on the terms and conditions of this Agreement, to make Competitive Loans.

                  (b) Each Lender invited to bid may, in its sole discretion, make one or more Competitive Bids responsive to the Borrower's Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Administrative Agent by telecopy, in the form of Exhibit E-3 hereto, (i) in the case of a Eurocurrency Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit E-3 may be rejected by the Administrative Agent, and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested) of the Competitive Loan or Loans that the Lender is willing to make, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Lender invited to bid shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent by telecopy (I) in the case of Eurocurrency Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed

Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

                  (c) The Administrative Agent shall promptly notify the Borrower, by telecopy, of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made, and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.03.

                  (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above not more than one hour after it shall have been notified of such bids by the Administrative Agent pursuant to such paragraph (c); provided, however, that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if it has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and
(v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for an integral multiple of $1,000,000, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given pursuant to this paragraph (d) shall be irrevocable.

                  (e) The Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

                  (f) No Competitive Borrowing shall be requested or made hereunder if after giving effect thereto any of the conditions set forth in paragraph (c) of Section 2.01 would not be met.

                  (g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to paragraph (b) above.

                  SECTION 2.04. Standby and Alternate Currency Borrowing Procedure. (a) In order to request a Standby Borrowing, a Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Standby Borrowing Request in the form of Exhibit E-5 (i) in the case of a Eurocurrency Standby Borrowing, not later than 10:30 a.m., New York City time, three Business Days before such Borrowing, and (ii) in the case of an ABR Standby Borrowing, not later than 10:30 a.m., New York City time, on the day of such Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Standby Borrowing Request. Such notice shall be irrevocable and shall in each case specify (A) the Borrower requesting such Standby Borrowing, (B) whether the Borrowing then being requested is to be a Standby Dollar Borrowing or a Standby Committed Currency Borrowing and, if such Standby Borrowing is to be a Standby Committed Currency Borrowing, the Committed Currency in which such Borrowing shall be denominated, (C) if such Borrowing is to be a Standby Dollar Borrowing, whether the Borrowing then being requested is to be a Eurocurrency Standby Borrowing or an ABR Standby Borrowing;
(D) the date of such Standby Borrowing (which shall be a Business Day) and the amount thereof; and (E) if such Borrowing is to be a Eurocurrency Standby Borrowing, the duration of each Interest Period with respect thereto, the last of which shall not end after the Maturity Date. If no election as to the Type of Standby Borrowing is specified in any such notice with respect to a Standby Dollar Borrowing, then the requested Standby Borrowing shall be an ABR Standby Borrowing. If no Interest Period with respect to any Eurocurrency Standby Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If no Committed Currency with respect to any Eurocurrency Standby Borrowing is specified in such notice, then the Borrower shall be deemed to have elected to have such Standby Borrowing be denominated in Dollars. Notwithstanding any other provision of this Agreement to the contrary, no Standby Borrowing shall be requested if the proposed maturity date or the last Interest Period with respect thereto would end after the Maturity Date. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

                  (b) In order to request an Alternate Currency Borrowing, a Borrower shall give the notice required under the applicable Alternate Currency Addendum and shall simultaneously deliver a copy of such notice to the Administrative Agent.

                  SECTION 2.05. Conversion and Continuation of Standby Loans. A Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 10:30 a.m., New York City time, on the day of the conversion, to convert all or any part of any Eurocurrency Standby Borrowing denominated in Dollars into an ABR Standby Borrowing, and (ii) not later than 10:30 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Standby Borrowing into a Eurocurrency Standby Borrowing denominated in Dollars or to continue any Eurocurrency Standby Borrowing as a Eurocurrency Standby Borrowing denominated in the same currency for an additional Interest Period, subject in each case to the following:

                  (a) if less than all the outstanding principal amount of any Standby Borrowing shall be converted or continued, (i) in the case of a Standby Dollar Borrowing, the aggregate principal amount of the Standby Dollar Borrowing being converted or continued shall be an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) in the case of a Standby Committed Currency Borrowing, the Dollar Equivalent of the aggregate principal amount of the Standby Committed Currency Borrowing being converted or continued shall not be less than $5,000,000;

                  (b) accrued interest on a Standby Borrowing (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (c) if any Eurocurrency Standby Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

                  (d) any portion of a Standby Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurocurrency Standby Borrowing and shall, unless clause (e) applies to such Borrowing, be repaid at the end of the Interest Period applicable thereto;

                  (e) any portion of a Eurocurrency Standby Borrowing which is a Standby Dollar Borrowing and which cannot be continued as a Eurocurrency Standby Borrowing by reason of clause (d) above shall, if not repaid at the end of the applicable Interest Period, be automatically converted at the end of the Interest Period in effect for such Eurocurrency Standby Borrowing into an ABR Standby Borrowing; and

                  (f) no Interest Period may be selected for any Eurocurrency Standby Borrowing that would end later than the Maturity Date.

                  Each notice pursuant to this Section 2.05 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Standby Borrowing to be converted or continued, (ii) whether such Standby Borrowing is to be converted to or continued as a Eurocurrency Standby Borrowing or an ABR Standby Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Standby Borrowing is to be converted to or continued as a Eurocurrency Standby Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurocurrency Standby Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. If no notice shall have been given in accordance with this Section 2.05 to convert or continue any Standby Dollar Borrowing, such Standby Dollar Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Standby Borrowing. If no notice shall have been given in accordance with this Section
2.05 to continue any Standby Committed Currency Borrowing, such Standby Committed Currency Borrowing shall, at the end of the Interest Period applicable thereto, become due and payable.

                  SECTION 2.06. Fees. (a) The Company agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 (with the first payment being due on September 30, 1996) and on each date on which the Commitment of such Lender shall be terminated as provided herein, a facility fee (a "Facility Fee"), at a rate per annum equal to the Facility Fee Percentage from time to time in effect on the amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or other period commencing on the date hereof, or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall be payable in arrears and shall commence to accrue on the date hereof, and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender as provided herein.

                  (b) The Company agrees to pay to the Administrative Agent, for its own account, the administrative, auction and other fees separately agreed to by the Company and the Administrative Agent (collectively, the "Administrative Fees").

                  (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances other than to correct errors in payment.

                  SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) Each of the Borrowers hereby agrees that the outstanding principal balance of each Standby Loan or Alternate Currency Loan shall be payable on the Maturity Date (unless, in the case of an Alternate Currency Loan, an earlier date is specified in the Alternate Currency Addendum under which such Alternate Currency Loan was made) and that the outstanding principal balance of each Competitive Loan shall be payable on the last day of the Interest Period applicable thereto.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the currency of each Loan, the Borrower of each Loan, the Type of each Loan and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and
(iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) and (c) of this Section 2.07 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

                  SECTION 2.08. Interest on Loans. (a) Subject to the provisions of Section 2.09, the Loans comprising each Eurocurrency Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurocurrency Standby Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin from time to time in effect, (ii) in the case of each Eurocurrency Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus) the Margin offered by the Lender making such Loan and accepted by the applicable Borrower pursuant to Section 2.03 and (iii) in the case of each Eurocurrency Alternate Currency Loan, the LIBO Rate for the Interest Period in effect for such Loan plus any spread specified in or pursuant to the applicable Alternate Currency Addendum.

                  (b) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and 360 days for other periods) at a rate per annum equal to the Alternate Base Rate.

                  (c) Subject to the provisions of Section 2.09, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the applicable Borrower pursuant to Section 2.03.

                  (d)  Subject  to the  provisions  of Section  2.09,  the Loans comprising each Alternate Currency Borrowing (other than a Eurocurrency Borrowing) shall bear interest at the rate or rates per annum and calculated in the manner specified in or pursuant to the applicable Alternate Currency Addendum.

                  (e) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement or in an applicable

Alternate Currency Addendum. The applicable LIBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be presumed correct in the absence of facts indicating that such determination is erroneous (it being understood that the Borrower shall not have access to the internal records of the Administrative Agent for the purpose of confirming such determination).

                  SECTION 2.09. Default Interest. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, such Borrower shall on demand from time to time from the Administrative Agent pay interest from and including the date of such default, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.08(b)) equal to the higher of
(a) the rate, if any, otherwise applicable to such amount hereunder plus 2% per annum and (b) the Alternate Base Rate plus 2% per annum (or, in the case of an Alternate Currency Loan, such other rate as may be specified in the applicable Alternate Currency Addendum).

                  SECTION 2.10. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing or Multicurrency Borrowing the Administrative Agent shall have determined (i) that deposits in the applicable currency in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market or any other market in which the Lenders shall be funding such Loans, (ii) that the rates at which such deposits in the applicable currency are being offered will not adequately and fairly reflect the cost to Lenders having Commitments representing at least 50% of the Total Commitment at such time (or, in the case of Alternate Currency Loans, Alternate Currency Lenders having Alternate Currency Lender Maximum Borrowing Amounts representing at least 50% of the Alternate Currency Facility Maximum Borrowing Amount at such time under the applicable Alternate Currency Addendum (in each case determined without regard for any adjustments thereto pursuant to Section 2.23) of making or maintaining their Eurocurrency Loans or Multicurrency Loans during such Interest Period or (iii) that reasonable means do not exist for ascertaining the LIBO Rate or any other rate to be used in determining the interest rate applicable to any Alternate Currency Loans, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Company and the Lenders or the applicable Alternate Currency Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Company and the Lenders or the applicable Alternate Currency Lenders that the circumstances giving rise to such notice no longer exist, any request by a Borrower for a Eurocurrency Borrowing pursuant to Section 2.03 or for a Borrowing denominated in the applicable Eligible Currency shall be of no force and effect and shall be denied by the Administrative Agent, and any request by a Borrower for a Eurocurrency Standby Borrowing denominated in Dollars pursuant to Section 2.04 shall be deemed to be a request for an ABR Standby Borrowing denominated in Dollars. Each determination by the Administrative Agent hereunder shall be presumed correct in the absence of facts indicating that such determination is erroneous (it being understood that the Borrower shall not have access to the internal records of the Administrative Agent for the purpose of confirming such determination).

                  SECTION 2.11. Termination and Reduction of Commitments. (a) The Commitments shall be automatically and permanently terminated on the Maturity Date.

                  (b) Upon at least three Business Days' prior irrevocable telecopy notice to the Administrative Agent, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000 and (ii) no such termination or reduction shall be made (A) which would reduce the Total Commitment to an amount less than the sum of the aggregate Standby Credit Exposures and the aggregate Competitive Loan Exposures, (B) which would reduce any Lender's Commitment to an amount that is less than such Lender's Standby Credit Exposure or (C) which would reduce any Lender's Commitment to an amount that is less than the aggregate of all the Alternate Currency Lender Maximum Borrowing Amounts of such Lender.

                  (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Company shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction of the Total Commitment, the Facility Fees on the amount of the Commitments so terminated accrued through the date of such termination or reduction.

                  SECTION 2.12. Prepayment. (a) The Borrowers shall have the right at any time and from time to time to prepay any Standby Borrowing or, unless otherwise specified in the applicable Alternate Currency Addendum, any Alternate Currency Borrowing, in whole or in part, upon giving telecopy notice (or telephone notice promptly confirmed by telecopy) to the Administrative
Agent: (i) before 10:00 a.m., New York City time, three Business Days prior to prepayment, in the case of a Eurocurrency Standby Borrowing, (ii) before 10:00 a.m., New York City time, one Business Day prior to prepayment, in the case of an ABR Borrowing and (iii) in the case of an Alternate Currency Borrowing, by such time as shall be specified in the applicable Alternate Currency Addendum; provided, however, that (i) each partial prepayment of any Standby Dollar Borrowing shall be in an amount which is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) each partial prepayment of any Standby Committed Currency Borrowing shall be in a Dollar Equivalent which is not less than $5,000,000 and (iii) each partial prepayment of any Alternate Currency Borrowing shall be in any minimum amount specified in the applicable Alternate Currency Addendum. No prepayment may be made in respect of any Competitive Borrowing.

                  (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.11, the Borrowers shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the sum of the aggregate Standby Credit Exposures and the aggregate Competitive Loan Exposures will not exceed the Total Commitment, after giving effect to such termination or reduction.

                  (c) If, on the last day of any Interest Period for any Borrowing, the sum of the aggregate Standby Credit Exposures and the aggregate Competitive Loan Exposures exceeds the Total Commitment, the applicable Borrower shall, on such day, prepay such Borrowing in an amount equal to the lesser of
(i) such excess and (ii) the amount of such Borrowing.

                  (d) If, on the last day of any Interest Period for any Borrowing that includes a Loan of any Lender, the Standby Credit Exposure of such Lender exceeds such Lender's Commitment, the applicable Borrower shall, on such day, prepay such Borrowing in an amount equal to the lesser of (i) the amount necessary to eliminate such excess and (ii) the amount of such Borrowing.

                  (e) Each notice of prepayment given pursuant to paragraph (a) above shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing (or portion thereof) in the amount stated therein on the date stated therein. All prepayments under this
Section 2.12 shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

                  SECTION 2.13. Reserve  Requirements;  Change in Circumstances.
(a) Notwithstanding any other provision herein, except as provided in Section 2.19, if any Change in Law shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender, or shall result in the imposition on any Lender or the London interbank market or any other market in which the funding operations of any Lender shall be conducted of any other condition affecting this Agreement, such Lender's Commitment or any Eurocurrency Loan, Fixed Rate Loan or Alternate Currency Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan, Fixed Rate Loan or Alternate Currency Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrowers agree jointly and severally to pay such additional amount or amounts as will compensate such Lender for such additional costs or reduction. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if the Change in Law giving rise to such request was known by such Lender to be applicable to it at the time of submission of the Competitive Bid pursuant to which such Competitive Loan was made.

                  (b) If any Lender shall have determined that Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, such Lender's Commitment or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then the Borrowers agree jointly and severally to pay to such Lender from time to time such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, and setting forth and explaining in reasonable detail the manner in which such amount or amounts shall have been determined, shall be delivered to the Company with a copy to the Administrative Agent and shall be conclusive absent manifest error. The Borrowers shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

                  (d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation with respect to such period or any other period, except that no Lender shall be entitled to any compensation under this Section 2.13 for any costs incurred or reduction suffered with respect to any date unless such Lender shall have notified the Company that it will demand compensation for such costs or reductions under paragraph (c) above not more than 90 days after the later of (i) such date and (ii) the date on which such Lender shall have become aware of such costs or reductions. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, rule, regulation or guideline or any Change in Law.

                  SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision herein, if any Change in Law shall make it unlawful for any Lender or its Applicable Lending Office to make or maintain any Eurocurrency Loan or Multicurrency Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan or Multicurrency Loan or shall limit the convertability into Dollars of any Eligible Currency (or make such conversion commercially impracticable), then, by written notice to the Company and to the Administrative Agent, such Lender may:

                  (i) declare that Eurocurrency Loans or Multicurrency Loans in any affected currency will not thereafter be made by such Lender hereunder, whereupon (A) if Eurocurrency Loans denominated in Dollars shall be affected, such Lender shall not submit a Competitive Bid in response to a request for Eurocurrency Competitive Loans, and (B) any request by any Borrower for Eurocurrency Loans or Multicurrency Loans in an affected currency shall, as to such Lender only, (x) in the case of a request for Eurocurrency Loans denominated in Dollars, be deemed a request for an ABR Loan in Dollars and (y) in any other case, be of no force or effect; unless, in each case, such declaration shall be subsequently withdrawn; and

                  (ii) promptly upon becoming aware of a prospective Change in Law enter into negotiations with the applicable Borrower and negotiate in good faith to agree to a solution to such illegality, limitation or impracticability; provided, however, that if such an agreement has not been reached by the date at which such Change in Law makes unlawful the outstanding Eurocurrency Loans or Multicurrency Loans of such Lender, such Borrower shall immediately prepay the affected Loans.

                  (b) For purposes of this Section 2.14, a notice by any Lender shall be effective as to each Eurocurrency Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurocurrency Loan; in all other cases such notice shall be effective on the date of receipt.

                  SECTION 2.15. Indemnity. The Borrowers agree, jointly and severally, to indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by any Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to
Section 2.03, 2.04 or 2.05, (b) any payment, prepayment or conversion of a Loan to any Borrower required by any other provision of this Agreement or otherwise made or deemed made, or any purchase required pursuant to the provisions of
Section 2.20(b), on a date other than the last day of the Interest Period, if any, applicable thereto, or (c) any default by any Borrower in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise), including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, refinanced or not borrowed (which in the case of a Eurocurrency Loan will be assumed to be the LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, refinancing or failure to borrow or refinance to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed or refinanced for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section and setting forth in reasonable detail the manner in which such amount or amounts shall have been determined shall be delivered to such Borrower with a copy to the Administrative Agent and shall be conclusive absent manifest error.

                  SECTION 2.16. Pro Rata Treatment. Each payment of the Facility Fees and each reduction of the Commitments shall be allocated pro rata among the Lenders in accordance with their respective Commitments. Except as required under Section 2.14, each payment or prepayment of principal of any Standby Borrowing and each refinancing or conversion of any Standby Borrowing shall be allocated pro rata among the

Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Standby Loans comprising such Borrowing. Each payment of interest on any Standby Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Standby Loans comprising such Borrowing. Except as required under Section 2.14, each payment or prepayment of principal of any Alternate Currency Borrowing and each refinancing or conversion of any Alternate Currency Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Alternate Currency Loans comprising such Borrowing. Each payment of interest on any Alternate Currency Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Alternate Currency Loans comprising such Borrowing. Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole Dollar amount.

                  SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Standby Loan or Standby Loans as a result of which the unpaid principal portion of its Standby Loans shall be proportionately less than the unpaid principal portion of the Standby Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and participations in the Standby Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans then outstanding as the principal amount of its Standby Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Any Lender holding a participation in a Standby Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing to such Lender by reason thereof as fully as if such Lender had made a Standby Loan in the amount of such participation.

                  SECTION 2.18.  Payments.  (a) Except as otherwise set forth in
Schedule II with respect to Standby Committed Currency Loans or in any Alternate Currency Addendum with respect to Alternate Currency Loans made thereunder, each Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder not later than 12:00 noon, New York City time, on the date when due in Dollars or the applicable Eligible Currency, as the case may be, to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, in immediately available funds. All principal and interest with respect to a Loan made in an Eligible Currency shall be repaid in such Eligible Currency.

                  (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                  SECTION 2.19. Taxes. (a) Subject, in the case of a payment to a Lender, to compliance by such Lender with the requirements with Section 2.19(e), any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Taxes or Other Taxes except as required by applicable law; provided that if any Borrower shall be required to deduct any Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) The Borrowers agree jointly and severally to pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Subject, in the case of a payment to a Lender, to compliance by such Lender with the requirements with Section 2.19(e), the Borrowers shall indemnify the Administrative Agent and such Lender within 10 days after written demand therefor for the full amount of any Taxes or Other Taxes (including Taxes or Other Taxes imposed or asserted on amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, with respect to payments by or on account of any obligation of any Borrower hereunder and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, payable by such Lender, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment delivered to a Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Taxes or Other Taxes by any Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Each Foreign Lender that is entitled to an exemption from or reduction of withholding tax on payments under this Agreement pursuant to the law of the Relevant Jurisdiction or any treaty to which the Relevant
Jurisdiction is a party or otherwise, shall submit properly completed and executed forms, certificates and other documentation prior to receiving any payment hereunder demonstrating such entitlement and shall deliver to the Borrower (with a copy to the Administrative Agent), at the required time or times, further copies of such properly completed and duly executed forms, certificates and other documentation (if any) prescribed by applicable law that will permit such payments to be made without withholding or at a reduced rate.

                  (f) If independent tax counsel (reasonably acceptable to the relevant Lender) for a Borrower in a Relevant Jurisdiction opines that a reasonable basis exists for seeking a refund or reduction of any payment of an increased amount or other indemnification respecting a Tax or Other Tax made by the Borrower under this Section 2.19, such Lender will use reasonable efforts to obtain such refund or reduction, and upon irrevocable receipt of the benefit thereof, if any, will pay to the Borrower an amount (plus any interest received by the Lender as part of the relevant refund) equal to such part of such refund or reduction as is attributable to such Tax or Other Tax; provided, however, that (1) no Lender shall be obligated by this Section 2.19(f) to disclose to the Borrower any information regarding any of its financial or tax affairs or computations, (2) prior to taking such action the Borrower shall have agreed to pay the Lender all reasonable out-of-pocket costs and expenses that the Lender may incur in connection with its efforts to obtain such refund or reduction and
(3) in the opinion of such independent tax counsel, the aggregate amount of such refund or reduction may reasonably be expected to exceed Fifty Thousand Dollars ($50,000). Each Lender hereby agrees that it will not object to the Borrower's presence (but not participation) at the relevant portion of any proceeding conducted pursuant to this Section 2.19(f); provided that the Borrower's presence also must be allowed by applicable law.

                  (g) If a claim is made against any Lender for any Taxes that any Borrower is required to pay or indemnify against pursuant to this Section 2.19, such Lender shall notify such Borrower in writing within 30 days of the receipt of such claim; provided that a failure to so notify will not diminish or relieve the Borrower of any obligations under

Section 2.19, except to the extent a successful defense of such claim is materially prejudiced or precluded thereby. If requested by the Borrower in writing within 30 days after provision to the Borrower of the notice described in the preceding sentence, the Lender shall in good faith and with due diligence contest (including pursuing all administrative and judicial appeals) in the name of the Lender or, if permitted by law and requested by the Borrower, in the name of the Borrower, the validity, applicability or amount of such Taxes in appropriate administrative or judicial proceedings; provided that (1) prior to taking such action the Borrower shall have obtained an opinion of independent tax counsel (reasonably acceptable to the Lender) that a reasonable basis exists for contesting such claim and shall have agreed to pay the Lender all reasonable out-of-pocket costs and expenses that the Lender may incur in connection with contesting such claim, (2) if such contest is to be initiated by the payment of, and the claiming of a refund for, such Taxes, the Borrower shall have advanced the Lender sufficient funds (on an interest-free basis) to make such payment, and (3) the aggregate amount in controversy with respect to such contest shall exceed Fifty Thousand Dollars ($50,000). Notwithstanding that the conditions set forth in clauses (1), (2) and (3) above may have been satisfied, the Lender may elect not to pursue any contest or proceeding pursuant to the preceding sentence or elect to discontinue (by settlement or otherwise) any such contest or proceeding commenced pursuant to the preceding sentence, but such election shall constitute a waiver by the Lender of any right to payment or indemnification pursuant to Section 2.19 with respect to the adjustment that was the subject of such proposed contest or proceeding and, if the Borrower has theretofore paid or provided the Lender with funds to pay any amount with respect to such adjustment, the Lender shall promptly repay such amount to the Borrower. Each Lender hereby agrees that it will not object to the Borrower's presence (but not participation) at the relevant portion of any proceeding conducted pursuant to this Section 2.19(g); provided that the Borrower's presence also must be allowed by applicable law.

                  (h) Notwithstanding anything to the contrary contained herein, if the appropriate district director of the Internal Revenue Service determines that a Lender is a "conduit entity" participating in a "conduit financing arrangement" (as defined in Section 7701(l) of the Code and the Treasury Regulations issued pursuant thereto) with respect to any payments made by any Borrower hereunder, such Borrower shall not be obligated to pay additional amounts to such Lender pursuant to this Section
2.19 to the extent that the amount of Taxes or Other Taxes exceeds the amount that would have otherwise been payable had such Lender not been a conduit entity participating in a conduit financing arrangement; provided, however, that this
Section 2.19(h) shall not apply if such Borrower is determined to be a "financed entity" (as defined in Section 7701(l) of the Code and the Treasury Regulations issued pursuant thereto).

                  SECTION 2.20. Duty to Mitigate; Assignment of Commitments Under Certain Circumstances. (a) Any Lender claiming any additional amounts payable pursuant to Section 2.13 or 2.19, or exercising its rights under Section 2.14, shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  (b) In the event that (i) any Lender shall have delivered a notice or certificate pursuant to Section 2.13 or 2.14, (ii) any Borrower shall be required to make additional payments to any Lender under Section 2.19, (iii) any Lender shall become, or a substantial part of the property of any Lender shall become, the subject of any receivership or similar proceeding (a "Bank Proceeding") or (iv) any Lender shall default on its commitment to lend hereunder or under any applicable Alternate Currency Addendum (a "Bank Default"), the Company shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, (x) to terminate the Commitment of such Lender or (y) to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.04) all interests, rights and obligations contained hereunder to another financial institution approved by the Administrative Agent (which approval shall not be unreasonably withheld) or to another Lender which shall assume such obligations; provided that (A) no such termination or assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (B) the assignee or the Company, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such termination or assignment the principal of and the interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.

                  SECTION 2.21. Borrowing Subsidiaries. The Company may designate any Subsidiary as a Borrowing Subsidiary. Upon the receipt by the Administrative Agent of a Borrowing Subsidiary Agreement in the form of Exhibit C executed by such Subsidiary and the Company, such Subsidiary shall be a Borrowing Subsidiary and a party to this Agreement. Any Subsidiary shall cease to be a Borrowing Subsidiary hereunder at such time as no Loans shall be outstanding to such Subsidiary and such Subsidiary and the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination in the form of Exhibit D. Upon a Borrowing Subsidiary's liquidation, dissolution or sale or disposition (including by merger) to a person other than the Company or any Subsidiary, all Loans outstanding to such Borrowing Subsidiary shall become immediately due and payable and such Subsidiary shall no longer be entitled to borrow hereunder.

                  SECTION 2.22. Terms of Alternate Currency Facilities. (a) Each of the Company and one or more Alternate Currency Lenders may in their respective discretion from time to time agree that one or more Borrowers may borrow Alternate Currency Loans on a revolving basis from any one or more Alternate Currency Lenders by delivering an Alternate Currency Addendum to the Administrative Agent, executed by the Company, each such Borrowing Subsidiary and each such Alternate Currency Lender; provided, however, that on the effective date of such Borrowing (i) an Exchange Rate with respect to each Alternate Currency covered by such Alternate Currency Addendum shall be determinable by reference to the Reuters currency pages (or a comparable publicly available screen) and (ii) no Default or Event of Default shall have occurred and be continuing. Each reference in this Agreement to any Lender shall, to the extent applicable, be deemed also to be a reference to each Alternate Currency Lender, subject to the second sentence of the definition of such term.

                  (b) Each Alternate Currency Addendum shall set forth (i) the maximum amount (expressed in Dollars and without duplication) available to be borrowed from all Alternate Currency Lenders under such Alternate Currency

Addendum (as the same may be reduced from time to time pursuant to Section 2.23(a) or 2.23(b), an "Alternate Currency Facility Maximum Borrowing Amount") and (ii) with respect to each Alternate Currency Lender party to such Alternate Currency Addendum, the maximum amount (expressed in Dollars and without duplication) available to be borrowed from such Alternate Currency Lender thereunder (as the same may be reduced from time to time pursuant to Section 2.23(a) or 2.23(b), an "Alternate Currency Lender Maximum Borrowing Amount"). In no event shall the aggregate of all Alternate Currency Lender Maximum Borrowing Amounts in respect of any Alternate Currency Lender at any time exceed such Lender's Commitment. Except as provided herein, the making of Alternate Currency Loans by an Alternate Currency Lender under an Alternate Currency Addendum shall under no circumstances reduce the amount available to be borrowed from such Lender under any other Alternate Currency Addendum to which such Lender is a party.

                  (c) Except as otherwise required by applicable law, in no event shall the Alternate Currency Lenders have the right to accelerate the Alternate Currency Loans outstanding under any Alternate Currency Addendum or to terminate their commitments (if any) thereunder to make Alternate Currency Loans prior to the stated termination date in respect thereof, except that such Alternate Currency Lenders shall, in each case, have such rights upon an acceleration of the Loans and a termination of the Commitments pursuant to
Article VII. No Alternate Currency Loan may be made if (i) an Exchange Rate with respect to the applicable Alternate Currency cannot be determined, or (ii) after giving effect thereto, (A) the Standby Credit Exposure of any Lender would exceed such Lender's Commitment, (B) the Dollar Equivalent of the aggregate principal amount of outstanding Alternate Currency Loans denominated in a specified Eligible Currency would exceed the applicable Alternate Currency Facility Maximum Borrowing Amount, or (C) the sum of the aggregate Standby Credit Exposures of all Lenders and the aggregate Competitive Loan Exposures of all Lenders would exceed the Total Commitment.

                  (d) The applicable Borrower and the applicable Alternate Currency Lenders, or, if so specified in the relevant Alternate Currency Addendum, an Alternate Currency Agent acting on their behalf, shall furnish to the Administrative Agent, promptly following the making, payment or prepayment of each Alternate Currency Loan, and at any other time at the reasonable request of the Administrative Agent, a statement setting forth the outstanding Alternate Currency Loans made under such Alternate Currency Addendum.

                  (e) The relevant Borrowing Subsidiary or the Company shall furnish to the Administrative Agent copies of any amendment, supplement or other modification to the terms of any Alternate Currency Addendum promptly after the effectiveness thereof.

                  (f) The Company may terminate any Alternate Currency Addendum in its sole discretion if there are not any Loans outstanding thereunder (or, if there are Loans outstanding thereunder, with the consent of each Alternate Currency Lender party thereto), by written notice to the Administrative Agent, which notice shall be executed by the Company, each relevant Borrowing Subsidiary and, if their consent is required, each such Alternate Currency Lender. Once notice of such termination is received by the Administrative Agent, such Alternate Currency Addendum and the loans and other obligations outstanding thereunder shall immediately cease to be subject to the terms of this Agreement.

                  SECTION 2.23. Currency Fluctuations, etc. (a) If, on any Reset Date or the date of any Borrowing (after giving effect to (i) any Loans to be made or repaid on such date and (ii) any amendment, supplement or other modification to any Alternate Currency Addendum effective on such date of which the Administrative Agent has received notice), the aggregate outstanding Standby Extensions of Credit of any Lender exceed the Standby Credit Overage of such Lender (the amount of such excess being called the "Standby Credit Excess"), then such Lender's Alternate Currency Lender Maximum Borrowing Amount under each Alternate Currency Addendum to which such Lender is a party shall be reduced on such date by an amount equal to the product of such Standby Credit Excess times a fraction the numerator of which shall equal the Alternate Currency Lender Maximum Borrowing Amount under such Alternate Currency Addendum and the denominator of which shall equal the aggregate of all the Alternate Currency Lender Maximum Borrowing Amounts of such Lender. After giving effect to any such reduction in Alternate Currency Lender Maximum Borrowing Amounts, the Alternate Currency Facility Maximum Borrowing Amount with respect to each Alternate
Currency Addendum shall in turn be reduced to an amount equal to the aggregate of the Alternate Currency Lender Maximum Borrowing Amounts of all

Lenders party to such Alternate Currency Addendum. Reductions in Alternate Currency Facility Maximum Borrowing Amounts and Alternate Currency Lender
Maximum Borrowing Amounts pursuant to this paragraph shall be effective until the amount thereof shall be recalculated by the Administrative Agent or the Alternate Currency Agent, as applicable, on the next succeeding Reset Date or date of a Borrowing, and shall not be deemed to reduce the stated amount of any commitment of any Alternate Currency Lender in respect of any Alternate Currency Addendum.

                  (b) If, on any Reset Date or date of a Borrowing (after giving effect to (i) any Loans to be made or repaid on such date, (ii) any amendment, supplement or other modification to any Alternate Currency Addendum effective on such date of which the Administrative Agent has received notice and (iii) any reduction in the Alternate Currency Facility Maximum Borrowing Amounts pursuant to paragraph (a) above effective on such date), the sum of (A) the aggregate outstanding Standby Extensions of Credit of all the Lenders and (B) the aggregate Competitive Loan Exposure exceeds the Facility Overage (the amount of such excess being called the "Facility Excess"), then the Alternate Currency Facility Maximum Borrowing Amount under each Alternate Currency Addendum shall be reduced on such date by an amount equal to the product of such Facility Excess times a fraction the numerator of which shall equal the Alternate Currency Facility Maximum Borrowing Amount under such Alternate Currency Addendum and the denominator of which shall equal the aggregate of the Alternate Currency Facility Maximum Borrowing Amounts with respect to all Alternate Currency Addenda. Each such reduction in the Alternate Currency Facility Maximum Borrowing Amount under an Alternate Currency Addendum shall in turn reduce the respective Alternate Currency Lender Maximum Borrowing Amounts of each Alternate Currency Lender party to such Alternate Currency Addendum, pro rata on the basis of the respective Alternate Currency Lender Maximum Borrowing Amounts of such Alternate Currency Lenders immediately prior to such reduction. Reductions in Alternate Currency Facility Maximum Borrowing Amounts and Alternate Currency Lender Maximum Borrowing Amounts pursuant to this paragraph shall be effective until the amount thereof shall be recalculated by the Administrative Agent or the Alternate Currency Agent, as applicable, on the next succeeding Reset Date or date of a Borrowing, and shall not be deemed to reduce the stated amount of any commitment of any Alternate Currency Lender in respect of any Alternate Currency Addendum.

                  (c) If on any Reset Date, the Dollar Equivalent of all Alternate Currency Loans outstanding under any Alternate Currency Addendum exceeds 105% of the Alternate Currency Facility Maximum Borrowing Amount with respect thereto (after giving effect to any reductions therein effected pursuant to paragraphs (a) and (b) above on such date), the relevant Borrower shall on such Reset Date (i) increase the Alternate Currency Facility Maximum Borrowing Amount with respect to such Alternate Currency Facility in accordance with
Section 10.02 and/or (ii) prepay Alternate Currency Loans, in either case in an aggregate amount such that, after giving effect thereto, (x) the Dollar Equivalent of all such Alternate Currency Loans shall be equal to or less than such Alternate Currency Facility Maximum Borrowing Amount and (y) the Dollar Equivalent of the Alternate Currency Loans of each relevant Alternate Currency Lender shall be equal to or less than such Alternate Currency Lender's Alternate Currency Lender Maximum Borrowing Amount with respect to such Alternate Currency Addendum.

                  (d) The Administrative Agent or the Alternate Currency Agent, as applicable, shall promptly notify the relevant Lenders of the amount of any reductions in Alternate Currency Facility Maximum Borrowing Amounts or Alternate Currency Lender Maximum Borrowing Amounts required pursuant to this Section 2.23.


                                   ARTICLE III

                                   CONDITIONS

                  SECTION 3.01. Effectiveness. (a) The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

                  (i) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto;

                  (ii) receipt by the Administrative Agent, on behalf of itself and the Lenders, of an opinion of Winthrop,

         Stimson, Putnam & Roberts, counsel for the Company, substantially in the form of Exhibit F hereto, dated the Effective Date and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

                  (iii) receipt by the Administrative Agent of a certificate, dated the Effective Date, signed by the chief financial officer, the chief accounting officer, or the treasurer of the Company to the effect set forth in clauses (b) and (c) of Section 3.02;

                  (iv) receipt by the Administrative Agent of all documents it may reasonably request relating to the existence or good standing of the Company or any other Borrower or Guarantor, the corporate power and authority of the Company and any such other Borrower or Guarantor to enter into and the validity of this Agreement and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent; and

                  (v) receipt by the Administrative Agent of any governmental and third party approvals necessary or advisable in connection with the transactions contemplated by this Agreement.

                  SECTION 3.02. Borrowings. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including an Alternate Currency Borrowing) hereunder is subject to the satisfaction of the following conditions:

                  (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.03 or 2.04, as the case may be;

                  (b) immediately prior to and after such Borrowing, no Default shall have occurred and be continuing; and

                  (c) the representations and warranties of the Borrowers contained in this Agreement shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrowers on the date of such Borrowing as to the matters specified in clauses (b) and (c) of this Section.



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                                                                             58


                  SECTION 3.03. Initial Borrowing by Each Borrowing Subsidiary. The obligation of each Lender to make a Loan on the occasion of the first Borrowing by each Borrowing Subsidiary is subject to the satisfaction of the following conditions:

                  (a)  receipt  by  the  Administrative  Agent  of  a  Borrowing
         Subsidiary   Agreement  executed  by  such  Borrowing   Subsidiary  and
         acknowledged by the Company;

                  (b) receipt by the Administrative Agent of all documents as shall reasonably demonstrate the existence of such Borrowing Subsidiary, the corporate power and authority of such Borrowing Subsidiary to enter into and the validity with respect to such Borrowing Subsidiary of this Agreement and the other Loan Documents and any other matters relevant hereto (which may include an opinion of counsel), all in form and substance satisfactory to the Administrative Agent; and

                  (c) receipt by the Administrative Agent of any governmental and third party approvals necessary or advisable in connection with the execution, delivery and performance by such Borrowing Subsidiary of this Agreement.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


                  The Company and each Borrowing Subsidiary represents and warrants to the Administrative Agent and each of the Lenders as follows:

                  SECTION 4.01. Organization; Powers. Each of the Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted, except, in the case of Subsidiaries not party to any Loan Document, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and, (b) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is



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                                                                             59


qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 4.02. Authorization; Enforceability. The Transactions are within the corporate powers of the Company and each Subsidiary party hereto and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Company and each Subsidiary party hereto and constitutes a legal, valid and binding obligation of each of them, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 4.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or any assets of any of them, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

                  SECTION 4.04. Financial Condition; No Material Adverse Change.
(a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 1995, reported on by Ernst & Young LLP, independent public accountants, by their report dated April 5, 1996 and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 1996. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments



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                                                                             60


and the absence of footnotes in the case of the statements referred to in clause
(ii) above.

                  (b) Since December 31, 1995, except as disclosed in Schedule 4.04(b), there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

                  SECTION 4.05. Properties. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to the business of the Company and its Subsidiaries, taken as a whole, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the business of the Company and its Subsidiaries, taken as a whole, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.06. Litigation and Environmental Matters. (a) Except as disclosed in Schedule 4.06(a), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

                  (b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,



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                                                                             61


(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  SECTION 4.07. Compliance with Laws and Agreements. To the knowledge of the Company, each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and is in compliance with and not in default under any indentures, agreements and other instruments binding upon it or its property, except where the failure to be in compliance or not in default, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 4.08. Not an Investment Company or Holding Company. Neither the Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 4.09. Taxes. Each of the Company and its Subsidiaries has filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 4.11. Disclosure. To the knowledge of the Company, none of the reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 4.12. Federal Reserve Regulations. (a) Neither the Company nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock (as defined in Regulation U).

                  (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System of the United States of America, including Regulation G, U or X. Not more than 25% of the assets of the Company and the Subsidiaries that are subject to the restrictions of Sections 6.01 and 6.03 will at any time constitute margin stock.



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                                                                             63


                                    ARTICLE V

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Company and each Borrowing Subsidiary covenant and agree with the Lenders that:

                  SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent with copies for each Lender:

                  (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by a firm of independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth the Consolidated Leverage Ratio as of the end of the period covered by such financial statements and reasonably detailed calculations demonstrating compliance with Sections 6.07, 6.08, 6.09 and 6.10 (which shall show adjustments calculated in accordance with GAAP consistently applied, for pro forma results of any Person, division or other business unit acquired or disposed of during the period of four quarters ending on the last day of the period covered by such financial statements and calculations showing the manner in which the Consolidated Leverage Ratio shall have been determined) and (iii) stating whether any change in GAAP relevant to the Company or its Subsidiaries or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

                  (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent with copies for each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except, in the case of any Subsidiaries not party to any Loan Document, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                  SECTION 5.04. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its Debt (and other obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.05. Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  SECTION 5.06. Books and Records; Inspection Rights. The Company will, and will cause each of its material Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its material Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 5.07. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used only for the purposes set forth in the preamble to this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.

                  SECTION   5.09.   Guarantors.   Upon   the   request   of  the
Administrative Agent, the Company will promptly cause each Subsidiary that shall not be a Guarantor hereunder (other



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                                                                             67


than any Foreign Subsidiary or Subsidiary with no significant assets or operations) to execute and deliver to the Administrative Agent an instrument satisfactory in form and substance to the Administrative Agent under which it shall undertake the obligations of a Guarantor, together with such evidence as the Administrative Agent may reasonably request as to the corporate power and authority of such Subsidiary to become and perform the obligations of a Guarantor hereunder.


                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Company and each Borrowing Subsidiary covenants and agrees with the Lenders that:

                  SECTION 6.01. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Permitted Encumbrances;

                  (b) any Lien (other than Liens described in paragraphs (a), (c) or (d) of this Section) on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.01; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

                  (d) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (ii) the Debt secured thereby does not exceed 80% of the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of the Company or any Subsidiary; and

                  (e) extensions, renewals and replacements of Liens described in paragraphs (c) and (d), provided that such extensions, renewals and replacements do not increase the outstanding principal amount of the Debt secured thereby.

                  SECTION 6.02. Sale and Leaseback Transactions. The Company will not, and will not permit any Subsidiary to, enter into, directly or indirectly, any sale and leaseback transaction with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

                  SECTION 6.03. Fundamental Changes. (a) The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) assets (including capital stock of Subsidiaries) constituting all or substantially all the assets of the Company and the Subsidiaries on a consolidated basis (whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary, (iv) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders and (v) the Company may dispose of one or more Subsidiaries not constituting all or substantially all the consolidated assets of the Company and the Subsidiaries on a consolidated basis by causing such Subsidiary or Subsidiaries to be merged with or into or otherwise acquired by any other person.

                  (b) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date hereof and businesses reasonably related thereto.

                  SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions; Hedging Agreements. (a) The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, except:

                  (i) Permitted Investments;

                  (ii) investments by the Company in the capital stock of Subsidiaries or persons that, by virtue of such investments, become Subsidiaries; provided, however, that each such investment is approved by the board of directors of the acquired company before the Company acquires more than (i) in the case of a publicly held company, 5% of the capital stock of the acquired company, or (ii) in the case of a privately held company, 25% of the capital stock of the acquired company, or commences any tender offer or proxy soliciation;



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                                                                             70


                  (iii) loans or advances made by the Company to any Subsidiary or made by any Subsidiary to the Company or any Subsidiary;

                  (iv) Guarantees constituting Debt permitted hereunder; and

                  (v) investments by the Company in the capital stock of any Person or options or warrants relating thereto, in an amount not to exceed $25,000,000 in the aggregate.

                  (b) The Company will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

                  SECTION 6.05. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) as set forth on Schedule 6.05, (b) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (c) transactions between or among the Company and its wholly owned Subsidiaries not involving any other Affiliate and (d) any payment on account of capital stock that is otherwise permitted by this Agreement.

                  SECTION 6.06. Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Debt of the Company or any other Subsidiary; provided that the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement.

                  SECTION 6.07. Subsidiary Debt. The Subsidiaries will not issue or permit to be outstanding any preferred



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                                                                             71


stock and will not create, incur, assume or permit to exist any Debt except (a) Debt created hereunder and under the Alternative Currency Addenda and (b) other Debt in an aggregate principal amount outstanding at any time for all Subsidiaries not in excess of the greater of $100,000,000 and Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended.

                  SECTION 6.08. Consolidated Leverage Ratio. The Consolidated Leverage Ratio will not at any time on or after September 30, 1996 exceed 3.25 to 1.0.

                  SECTION 6.09. Consolidated Interest Coverage Ratio. The Consolidated Interest Coverage Ratio will not at any time be less than (a) at any time on or after September 30, 1996 and prior to September 30, 1998, 2.5 to
1.0 or (b) at any time on or after September 30, 1998, 3.0 to 1.0.

                  SECTION 6.10. Consolidated Net Worth. Permit Consolidated Net Worth at any time on or after September 30, 1996 to be less than the sum of (a) $225,000,000 and (b) one-half of Consolidated Net Income for each fiscal year ended prior to such date for which Consolidated Net Income is positive, beginning with the fiscal year ending December 31, 1996.


                                   ARTICLE VII

                                    DEFAULTS

                  If any of the following events ("Events of Default") shall occur:

                  (a) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with any Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document, shall prove to have been incorrect in any material respect when made or deemed made;

                  (b) any Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (c) any Borrower shall fail to pay any interest on any Loan or any Fee or any other amount (other than an amount referred to in clause
         (b) above) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

                  (d) the Company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02,
         Section 5.03 (with respect to any Borrower's existence) or Section 5.08 or in Article VI;

                  (e) the Company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (b), (c) or (d) above), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Company;

                  (f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest) in respect of any Material Debt, when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Debt becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Debt or any trustee or agent on its or their behalf to cause any Material Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Company or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor or creditors to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment or judgments in excess of such amount;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding
         (i) $5,000,000 in any year or (ii) $10,000,000 for all periods; or

                  (m) a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other liabilities of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other liabilities of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

                  Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information communicated to the Administrative Agent by or relating to the Company or any of its Subsidiaries. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or wilful misconduct. In addition, the Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it in good faith to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the

Company), independent accountants and other experts selected by it with reasonable care, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance



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                                                                             77


upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                    GUARANTEE

                  In order to induce the Lenders to extend credit hereunder, each Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly with the other Guarantors and severally, the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

                  Each Guarantor waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Guarantors hereunder shall not be affected by the failure of any Lender or the Administrative Agent to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement or any of the other Loan Documents or otherwise, or, except as specifically provided therein, by any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents or any other agreement.

                  Each Guarantor further agrees that its Guarantee hereunder constitutes a promise of payment when due and not merely of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any Borrower or any other person.

                  The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, wilful or otherwise, except as specifically provided therein, in the performance of the Obligations, by any release of any other Guarantor, or by any other act or omission which may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity.

                  Each Guarantor further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against the Guarantors by virtue hereof, upon the failure of any Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Obligation. The Guarantors further agree, jointly and severally, that if payment in respect of any Obligation owed to any Lender shall be due in a currency other than Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or such place of payment shall be impossible or, in the judgment of such Lender, not consistent with the protection of its rights or interests, then, at the election of such Lender, the Guarantors shall make payment of such Obligation in Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York,



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                                                                             79


and shall indemnify such Lender against any losses or expenses that it shall sustain as a result of such alternative payment.

                  Upon payment by the Guarantors of any Obligations, each Lender shall, in a reasonable manner, assign the amount of the Obligations owed to it and so paid to the applicable Guarantors, such assignment to be pro tanto to the extent to which the Obligations in question were discharged by the Guarantors, or make such disposition thereof as the applicable Guarantors shall direct (all without recourse to and without any representation or warranty by any Lender).

                  Upon payment by any Guarantor of any sums as provided above, all rights of such Guarantor against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations.


                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Company, to it at 2150 East Lake Cook Road, Suite 230, Buffalo Grove, IL 60089-1877, Attention of Frank Leonard (Telecopy No. (847) 808-7030);

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank, N.A., Agent Bank Services Group, Grand Central Tower, 140 East 45th Street, New York, New York 10017, Attention of Jesus Sang (Telecopy No. (212) 622- 0122), with a copy to Chase Securities Inc., 10 South LaSalle Street, Suite 2300, Chicago, IL 60603, Attention of Jon Hinard (Telecopy No. (312) 443-1964);

                  (c) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire; and

                  (d) if to any Borrowing Subsidiary, to it at the address (or telecopy number) set forth above for the Company.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  (b) None of this Agreement, any Alternate Currency Addendum nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into (i) in the case of this Agreement by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders and (ii) in the case of any Alternate Currency Addendum, by the applicable Borrowers and the Lenders party to such Addendum; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, or increase or decrease any Alternate Currency Lender Maximum Borrowing Amount of any Alternate Currency Lender without the written consent of such Alternate Currency Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any Fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment or prepayment of the principal amount of any Loan, or any interest thereon, or any



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                                                                             81


Fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16 in a manner that would alter the pro rata sharing of any payment without the written consent of each Lender affected thereby, (v) reduce or terminate the obligations of any Guarantor under Article IX, except in connection with any merger, sale or other disposition of such Guarantor permitted by Section 6.03 or
(vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required in order to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

                  SECTION 10.03. Expenses; Indemnity; Damage Waiver. (a) The Borrowers agree, jointly and severally, to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or in connection with the Loans made hereunder.

                  (b) The Borrowers agree, jointly and severally, to indemnify the Administrative Agent and each Lender, each Affiliate of any of the foregoing Persons and each of their respective directors, officers, employees, advisors, agents and controlling persons (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with the credit extended hereunder, the use thereof by the Company or any of its Subsidiaries, any breach by any Borrower of this Agreement or any Alternate Currency Addendum or any claim, litigation, investigation or proceeding (whether or not any Indemnitee is a party thereto) relating to this Agreement or any agreement or instrument contemplated hereby, the consummation of the Transactions or any other transactions contemplated hereby or any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries or Environmental Liability related in any way to the Company or any of its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, under paragraph (a) or
(b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Pro Rata Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

                  (d) To the extent permitted by applicable law, each Borrower agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds therefrom.

                  (d) All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby and the Indemnitees, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Any merger or consolidation of the Company or any Borrowing Subsidiary permitted by Section 6.03(a) shall be deemed not to be an assignment in violation of this Section 10.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby and the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees  (each,  an
"Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to
it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Company and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause shall not apply to rights in respect of outstanding Competitive Loans,
(iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 10.03).

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and any written consent to such assignment required by paragraph (b) above, the Administrative Agent shall (i) accept such Assignment and Acceptance,
(ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (d).

                  (e) Any Lender may without the consent of any Borrower or the Administrative Agent sell participations to one or more banks or other entities ("Participants") in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other

Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) below, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with paragraph (b) above shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with this paragraph.

                  (f) A Participant or Assignee shall not be entitled to receive any greater payment under Section 2.13 or 2.19 than the transferring Lender would have been entitled to receive with respect to the participation sold to such Participant or Assignment transferred to such Assignee, unless the sale of the participation to such Participant or transfer to such Assignee is made with the Company's prior written consent. An Assignee that is a Foreign Lender, or a Participant that would be a Foreign Lender if it were a Lender, shall not be entitled to the benefits of Section 2.19 unless the Company is notified of the assignment or of the participation sold to such Participant and such Assignee or Participant agrees, for the benefit of the Borrowers, to comply with Section 2.19(e) as though it were the Lender signing this Agreement from which the interest assigned (or in which the participation is sold) devolves.

                  (g) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Lender as a party hereto.

                  SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13. 2.15, 2.19 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any other provision hereof.

                  SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement (including each Alternate Currency Addendum in effect from time to time) and any separate letter agreements with respect to Fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

                  (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 10.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section executed prior to the disclosure of any Information, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than any Borrower. For the purposes of this Section, "Information" means all information received from the Borrowers relating to any Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Borrower; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 10.13. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 10.13 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  BT OFFICE PRODUCTS INTERNATIONAL, INC.

                                  By  /s/ John J. McKiernan
                                      __________________________________________
                                      Name:   John J. McKiernan
                                      Title:  Vice President-Finance and
                                              Administration, Chief Financial
                                              Officer and Secretary


                                  Guarantors
                                  ----------

                                  KELLY PAPER COMPANY

                                  By  /s/ Edward A. Pearson
                                      __________________________________________
                                      Name:   Edward A. Pearson
                                      Title:  President

                                  BT MONROE OFFICE PRODUCTS, INC.

                                  By  /s/ Steve Frager
                                      __________________________________________
                                      Name:   Steve Frager
                                      Title:  President, New England Division
                                              BT OPI


                                  BUSINESS ESSENTIALS, INC. (Minneapolis)

                                  By  /s/ Sharon Re
                                      __________________________________________
                                      Name:   Sharon Re
                                      Title:  President


                                  CROWN OFFICE PRODUCTS, INC.

                                  By  /s/ Karen Kendrick
                                      __________________________________________
                                      Name:   Karen Kendrick
                                      Title:  Vice President and Treasurer


                                  GENERAL OFFICE SUPPLY COMPANY, INC.

                                  By  /s/ Terry Palmer
                                      __________________________________________
                                      Name:   Terry Palmer
                                      Title:  President


                                  MITCHELL-DIXON OFFICE SUPPLY COMPANY

                                  By  /s/ Karen Kendrick
                                      __________________________________________
                                      Name:   Karen Kendrick
                                      Title:  Vice President and Treasurer


                                  TOTAL OFFICE PRODUCTS & PRINTERS, INC.

                                  By  /s/ Paul Zimmerman
                                      __________________________________________
                                      Name:   Paul Zimmerman
                                      Title:  President

                                  BUSINESS ESSENTIALS, INC.
                                  (St. Louis)

                                  By  /s/ Richard C. Dubin
                                      __________________________________________
                                      Name:   Richard C. Dubin
                                      Title:  Vice President


                                  APOLLO STATIONERS, INC.

                                  By  /s/ Steve Stadell
                                      __________________________________________
                                      Name:   Steve Stadell
                                      Title:  Vice President


                                  BT OFFICE PRODUCTS INTERNATIONAL
                                  HOLDINGS, INC.

                                  By  /s/ John J. McKiernan
                                      __________________________________________
                                      Name:   John J. McKiernan
                                      Title:  Vice President, Treasurer and
                                              Secretary


                                  BT OPE HOLDINGS, INC.

                                  By  /s/ John J. McKiernan
                                      __________________________________________
                                      Name:   John J. McKiernan
                                      Title:  Vice President, Treasurer and
                                              Secretary


                                  THE CHASE MANHATTAN BANK,
                                  individually and
                                  as Administrative Agent

                                  By  /s/ D. Davey
                                      __________________________________________
                                      Name:   D. Davey
                                      Title:  Vice President

                                  ABN AMRO BANK N.V., individually and as
                                    Documentation Agent

                                  By  /s/ Laurie D. Flom
                                      __________________________________________
                                      Name:   Laurie D. Flom
                                      Title:  Vice President

                                  By  /s/ John E. Robertson
                                      __________________________________________
                                      Name:   John E. Robertson
                                      Title:  Vice President


                                  BANK OF AMERICA

                                  By  /s/ Joseph T. Koch
                                      __________________________________________
                                      Name:   Joseph T. Koch
                                      Title:  Senior Vice President


                                  BAYERISCHE VEREINSBANK AG,
                                  NEW YORK BRANCH

                                  By  /s/ A. Blodi
                                      __________________________________________
                                      Name:   A. Blodi
                                      Title:  AVP

                                  By  /s/ Carolyn Gutbrod
                                      __________________________________________
                                      Name:   Carolyn Gutbrod
                                      Title:  Vice President


                                  THE FIRST NATIONAL BANK OF CHICAGO

                                  By  /s/ Susan L. Comstock
                                      __________________________________________
                                      Name:   Susan L. Comstock
                                      Title:  Vice President


                                  THE FUJI BANK LIMITED

                                  By  /s/ Hideksau Seo
                                      __________________________________________
                                      Name:   Hideksau Seo
                                      Title:  Joint General Manager

                                  MELLON BANK

                                  By  /s/ Irene A. Burczynski
                                      __________________________________________
                                      Name:   Irene A. Burczynski
                                      Title:  Vice President


                                  THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                  CHICAGO BRANCH

                                  By  /s/ Minoru Wada
                                      __________________________________________
                                      Name:   Minoru Wada
                                      Title:  Deputy General Manager


                                  CREDIT LYONNAIS NEW YORK BRANCH

                                  By  /s/ Xavier Roux
                                      __________________________________________
                                      Name:   Xavier Roax
                                      Title:  First Vice President


                                  FIRST NATIONAL BANK OF MARYLAND

                                  By  /s/ John A. Emens
                                      __________________________________________
                                      Name:   John A. Emens
                                      Title:  Senior Vice President


                                  NORTHERN TRUST COMPANY

                                  By  /s/ Michelle M. Teteak
                                      __________________________________________
                                      Name:   Michelle M. Teteak
                                      Title:  Vice President

                                                                      EXHIBIT A


                          ADMINISTRATIVE QUESTIONNAIRE

                     BT Office Products International, Inc.
                          Administrative Questionnaire

Please accurately complete all the following information and return via FAX to the attention of Jesus Sang at The Chase Manhattan Bank (telecopy: (212) 622-0122) as soon as possible.


Fax Number:

LEGAL NAME OF YOUR INSTITUTION TO APPEAR IN DOCUMENTATION:
- ----------------------------------------------------------


________________________________________________________________________________

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:
- ----------------------------------------------

Institution Name:          _____________________________________________________

Street Address:            _____________________________________________________

City, State, Zip Code:     _____________________________________________________


GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:
- ------------------------------------------------

Institution Name:          _____________________________________________________

Street Address:            _____________________________________________________

City, State, Zip Code:     _____________________________________________________


CONTACTS/NOTIFICATION METHODS:
- ------------------------------

CREDIT CONTACTS:

Primary Contact:           _____________________________________________________

Street Address:            _____________________________________________________

City, State, Zip Code:     _____________________________________________________

Phone Number:              _____________________________________________________

FAX Number:                _____________________________________________________

Backup Contact:            _____________________________________________________

Street Address:            _____________________________________________________

City, State, Zip Code:     _____________________________________________________

Phone Number:              _____________________________________________________

FAX Number:                _____________________________________________________


TAX WITHHOLDING:
- ----------------

    Non Resident Alien     _____________________Y*     ____________________N

    * If yes, please attach Form 4224 or 1001.

    Tax ID Number          _____________________________________________________


CONTACTS/NOTIFICATION METHODS:
- ------------------------------

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact:                   _____________________________________________________

Street Address:            _____________________________________________________

City, State, Zip Code:     _____________________________________________________

Phone Number:              _____________________________________________________

FAX Number:                _____________________________________________________


PAYMENT INSTRUCTIONS:
- ---------------------

Name of Bank where funds are to be transferred:

___________________________________________________________________________

Routing Transit/ABA number of Bank where funds are to be transferred:

___________________________________________________________________________

Name of Account, if applicable:
- -------------------------------

____________________________________________________________________________

Account Number:            _____________________________________________________

Additional Information:    _____________________________________________________



MAILINGS:
- ---------

Please specify who should receive financial information:

Name:                      _____________________________________________________

Street Address:            _____________________________________________________

City, State, Zip Code:     _____________________________________________________

                                                                      EXHIBIT B


                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE

                                                          Dated: _________, 19__

         Reference is made to the $250,000,000 Competitive Advance and Revolving Credit Facility Agreement dated as of August 2, 1996 (the "Agreement"), among BT Office Products International, Inc. (the "Company"), the Borrowing Subsidiaries, the lenders listed in Schedule 2.01 thereto (the "Lenders"), The Chase Manhattan Bank, as Administrative Agent for the Lenders, and ABN AMRO Bank N.V., as Documentation Agent. Terms defined in the Agreement are used herein with the same meanings.

         1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the effective date of assignment set forth below (the "Assignment Date"), the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and the Competitive Loans, Standby Loans and Alternate Currency Loans owing to the
Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date and the amount, if any, set forth on the reverse hereof of the Fees accrued to the Assignment Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.04 of the Agreement, a copy of which has been received by each such party. From and after the Assignment Date, (i) the Assignee shall be a party to and be bound by the provisions of the Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

         2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms referenced in
Section 2.19(e) of the Agreement,  duly completed and executed by such Assignee,
(ii) if the Assignee is not already a Lender under the Agreement, an Administrative Questionnaire in the form of Exhibit A to the Agreement and (iii) a processing and recordation fee of $3,500.

         3. This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

Date of Assignment: ____________________________________________________________

Legal Name of Assignor: ________________________________________________________

Legal Name of Assignee: ________________________________________________________

Assignee's Address for Notices: ________________________________________________

Assignee's Domestic Lending Office Address:_____________________________________

________________________________________________________________________________

Assignee's Eurocurrency Lending Office Address:_________________________________

________________________________________________________________________________

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment): ____________________________________________


================================================================================
                                                         Percentage Assigned of
                                                         Facility/Commitment
                                                         (set forth, to at least
                               Principal Amount          8 decimals, as a
                               Assigned (and             percentage of the
                               identifying               Facility and the
                               information as to         aggregate Commitments
                               individual                of all Lenders
Facility                       Competitive Loans)        thereunder)
- --------------------------------------------------------------------------------
Commitment Assigned:           $__________               _________ %

- --------------------------------------------------------------------------------
Standby Loans:                 $__________               _________ %

- --------------------------------------------------------------------------------
Competitive Loans:             $__________               _________ %

- --------------------------------------------------------------------------------
Alternate Currency
Loans:                         $__________               _________ %

- --------------------------------------------------------------------------------
Fees Assigned (if any):        $__________               _________ %

================================================================================


The terms set forth and on the              Accepted (if required):
reverse side hereof are hereby              BT OFFICE PRODUCTS INTERNATIONAL,
agreed to:                                  INC.,


________________________________,           by:  _______________________________
as Assignor,                                     Name:
                                                 Title:
by: ____________________________
    Name:
    Title:


________________________________,
as Assignee,

by: ____________________________
    Name:
    Title:

                                                                      EXHIBIT C


                                    [FORM OF]

                         BORROWING SUBSIDIARY AGREEMENT


The Chase Manhattan Bank, as Administrative Agent
Administrative Agent Bank Services
140 East 45th Street
New York, NY 10017

Attention:  Jesus Sang

                                                                         [Date]

Ladies and Gentlemen:

         The undersigned, BT Office Products International, Inc. (the "Company"), refers to the $250,000,000 Competitive Advance and Revolving Credit Facility Agreement dated as of August 2, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Company, the Subsidiaries named therein, the Guarantors named therein and the Lenders named therein, The Chase Manhattan Bank, as Administrative Agent, and ABN AMRO Bank N.V., as Documentation Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         The Company and              (the  "Designated  Borrowing  Subsidiary")
(i) confirm that the Designated Borrowing Subsidiary is a Subsidiary and (ii) make, on and as of the date hereof, the representations and warranties as to the Designated Borrowing Subsidiary contained in Article IV of the Credit Agreement. The Designated Borrowing Subsidiary hereby agrees to be bound in all respects by the terms of the Agreement, including without limitation, Articles III and VIII thereof, and to perform all of the obligations of a Borrowing Subsidiary thereunder. Each reference to a Borrowing Subsidiary in the Agreement shall be deemed to include the Designated Borrowing Subsidiary.

         The Company hereby ratifies and confirms the provisions of Article VIII of the Agreement with respect to all Loans made by any Lender to the Designated Borrowing Subsidiary.

         The  address  to  which  communications  to  the  Designated  Borrowing
Subsidiary     under      the      Agreement      should       be       directed
is:_____________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

         This instrument shall be construed in accordance with and governed by the law of the State of New York. Loan proceeds should be deposited as provided in the Agreement.

         Upon the execution of this Borrowing Subsidiary Agreement by the Company and the Designated Borrowing Subsidiary, and acceptance hereof by the Administrative Agent, the Designated Borrowing Subsidiary shall become a Borrowing Subsidiary under the Agreement as though it were an original party thereto and shall be entitled to borrow under the Agreement upon the satisfaction of the conditions precedent set forth in Section 3.02 of the Agreement.

                    Very truly yours,

                    BT OFFICE PRODUCTS INTERNATIONAL, INC.,

                      by
                        ___________________________________
                        Name:
                        Title:


                    [DESIGNATED BORROWING SUBSIDIARY],

                      by
                        ___________________________________
                        Name:
                        Title:


Accepted as of the date first above written.

THE CHASE MANHATTAN BANK, as
Administrative Agent,


by
    ______________________________
    Name:
    Title:

                                                                      EXHIBIT D


                                    [FORM OF]

                        BORROWING SUBSIDIARY TERMINATION



The Chase Manhattan Bank, as Administrative Agent
Administrative Agent Bank Services
140 East 45th Street
New York, NY 10017

Attention:  Jesus Sang

with a copy to:
The Chase Manhattan Bank, as Administrative Agent
c/o Chase Securities Inc.
Ten South LaSalle Street
Suite 2300
Chicago, IL 60603
Attention:  Jon Hinard

                                                                         [Date]

Ladies and Gentlemen:

         The undersigned, BT Office Products International, Inc. (the "Company"), refers to the $250,000,000 Competitive Advance and Revolving Credit Facility Agreement dated as of August 2, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Company, the Subsidiaries named therein, the Guarantors named therein, the Lenders named therein, The Chase Manhattan Bank, as Administrative Agent, and ABN AMRO Bank N.V., as Documentation Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         The Company  hereby elects to terminate the status of              (the
"Terminated Borrowing Subsidiary") as a Borrowing Subsidiary for purposes of the Agreement. The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all principal and interest on all amounts payable by the Terminated Borrowing Subsidiary pursuant to the Agreement and any Alternate Currency Addendum have been paid in full on or prior to the date hereof.

         This instrument shall be construed in accordance with and governed by the law of the State of New York.


                                  Very truly yours,

                                  BT OFFICE PRODUCTS INTERNATIONAL,
                                  INC.,

                                    by
                                       _________________________________________
                                       Name:
                                       Title:

                                                                    EXHIBIT E-1


                                    [FORM OF]
                             COMPETITIVE BID REQUEST

The Chase Manhattan Bank, as Administrative Agent
Administrative Agent Bank Services
140 East 45th Street
New York, NY 10017

Attention:  Jesus Sang

with a copy to:
The Chase Manhattan Bank, as Administrative Agent
c/o Chase Securities Inc.
Ten South LaSalle Street
Suite 2300
Chicago, IL 60603
Attention:  Jon Hinard
                                                                         [Date]

Ladies and Gentlemen:

         The undersigned, BT Office Products International, Inc. (the "Company"), refers to the $250,000,000 Competitive Advance and Revolving Credit Facility Agreement dated as of August 2, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Company, the Subsidiaries named therein, the Guarantors named therein and the Lenders named therein, The Chase Manhattan Bank, as Administrative Agent, and ABN AMRO Bank N.V., as Documentation Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         The Company hereby gives you notice pursuant to Section 2.03(a) of the Agreement that it requests a Competitive Borrowing under the Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(A)  Date of Competitive Borrowing
     (which is a Business Day)         _________________________

(B)  Principal amount of
     Competitive Borrowing1            _________________________

(C)  Interest rate basis2              _________________________

(D)  Maturity of Competitive
     Borrowing                         _________________________

(E)  Interest Period and the
     last day thereof3                 _________________________


         Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Company shall be deemed to have

- --------------

1 Not less than $5,000,000 (and in integral multiples of $1,000,000) or greater than the Total Commitment then available.

2  Eurocurrency Loan or Fixed Rate Loan.

3 Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

represented and warranted that the conditions to lending specified in Section 3.02(b) and (c) of the Agreement have been satisfied. Any amounts borrowed shall be deposited in Chase account number [ ].

                           Very truly yours,

                           BT OFFICE PRODUCTS INTERNATIONAL, INC.,

                             by
                               ___________________________________
                               Name:
                               Title: [Financial Officer]

                                                                    EXHIBIT E-2


                                    [FORM OF]

                        NOTICE OF COMPETITIVE BID REQUEST


[Name of Lender]
[Address]

                                                                         [Date]

Attention:  [          ]

Ladies and Gentlemen:

         Reference is made to the $250,000,000 Competitive Advance and Revolving Credit Facility Agreement dated as of August 2, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among BT Office Products International, Inc. (the "Company"), the Borrowing Subsidiaries, the Lenders named therein, The Chase Manhattan Bank, as Administrative Agent, and ABN AMRO Bank N.V., as Documentation Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

        A Borrower made a Competitive Bid Request on        , 19[ ], pursuant to
Section 2.03(a) of the Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time].1Your Competitive Bid must comply with
Section 2.03(b) of the Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A)  Date of Competitive Borrowing     ____________________

(B)  Principal amount of
     Competitive Borrowing             ____________________

(C)  Interest rate basis               ____________________

(D)  Maturity of Competitive
     Borrowing                         ____________________

(E)  Interest Period and the
     last day thereof                  ____________________


                         Very truly yours,

                         THE CHASE MANHATTAN BANK,
                         as Administrative Agent,

                           by
                             ___________________________________
                             Name:
                             Title:
- --------------
1 The Competitive Bid must be received by the Agent (i) in the case of Eurocurrency Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the Business Day of a proposed Competitive Borrowing.

                                                                    EXHIBIT E-3


                                    [FORM OF]

                                 COMPETITIVE BID


The Chase Manhattan Bank, as Administrative Agent
Administrative Agent Bank Services
140 East 45th Street
New York, NY 10017

Attention:  Jesus Sang

with a copy to:
The Chase Manhattan Bank, N.A,, as Administrative Agent
c/o Chase Securities Inc.
Ten South LaSalle Street
Suite 2300
Chicago, IL 60603
Attention:  Jon Hinard

                                                                         [Date]

Ladies and Gentlemen:

         The undersigned, [Name of Lender], refers to the $250,000,000 Competitive Advance and Revolving Credit Facility Agreement dated as of August 2, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among BT Office Products International, Inc. (the "Company"), the Subsidiaries named therein, the Guarantors named therein and the Lenders named therein, The Chase Manhattan Bank, as Administrative Agent, and ABN AMRO Bank N.V., as Documentation Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the Agreement, in response to the Competitive Bid Request made by the Company on________ , 19[ ], and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)  Principal Amount1                 ____________________

(B)  Competitive Bid Rate2             ____________________

(C)  Maturity of Borrowing             ____________________

(D)  Interest Period and last
     day thereof                       ____________________


         The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Agreement, to extend credit to the

- --------------
1 Not less than $5,000,000 or greater than the requested Competitive Borrowing and in integral multiples of $1,000,000. Multiple bids will be accepted by the Agent.

2  i.e., LIBO Rate + or - %, in the case of  Eurocurrency  Competitive  Loans or
      %, in the case of Fixed Rate Loans.

Borrower upon acceptance by such Borrower of this bid in accordance with Section 2.03(d) of the Agreement.


                         Very truly yours,

                         [NAME OF LENDER],

                           by
                             ___________________________________
                             Name:
                             Title:

                                                                    EXHIBIT E-4


                                    [FORM OF]

                      COMPETITIVE BID ACCEPT/REJECT LETTER


                                                                         [Date]

The Chase Manhattan Bank, as Administrative Agent
Administrative Agent Bank Services
140 East 45th Street
New York, NY 10017

Attention:  Jesus Sang

with a copy to:
The Chase Manhattan Bank, as Administrative Agent
c/o Chase Securities Inc.
Ten South LaSalle Street
Suite 2300
Chicago, IL 60603
Attention:  Jon Hinard

Ladies and Gentlemen:

         The undersigned, BT Office Products International, Inc. (the "Company"), refers to the $250,000,000 Competitive Advance and Revolving Credit Facility Agreement dated as of August 2, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Company, the Subsidiaries named therein, the Guarantors named therein and the Lenders named therein, The Chase Manhattan Bank, as Administrative Agent for the Lenders, and ABN AMRO Bank N.V., as Documentation Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         In accordance with Section 2.03(c) of the Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated __________, 19[ ], and in accordance with Section 2.03(d) of the Agreement, we hereby accept the following bids for maturity on [date]:

Principal Amount      Fixed Rate/Margin      Interest Rate Basis      Lender
- ----------------      -----------------      -------------------      ------

      $                [%]/[+/-.   %]
      $

We hereby reject the following bids:

Principal Amount      Fixed Rate/Margin      Interest Rate Basis      Lender
- ----------------      -----------------      -------------------      ------

      $                [%]/[+/-.   %]
      $

         The $________ should be deposited in Chase account number [           ]
on [date].


                           Very truly yours,

                           BT OFFICE PRODUCTS INTERNATIONAL, INC.,

                             by
                               _________________________________
                               Name:
                               Title:

                                                                    EXHIBIT E-5



                                    [FORM OF]

                            STANDBY BORROWING REQUEST

The Chase Manhattan Bank, as Administrative Agent
Administrative Agent Bank Services
Attention:  Jesus Sang
140 East 45th Street
New York, NY 10017

with a copy to:

The Chase Manhattan Bank, as Administrative Agent
c/o Chase Securities Inc.
Attention:  Jon Hinard
Ten South LaSalle Street
Suite 2300
Chicago, IL 60603

                                                                         [Date]

Ladies and Gentlemen:

         The undersigned, BT Office Products International, Inc. (the "Company"), refers to the $250,000,000 Competitive Advance and Revolving Credit Facility Agreement dated as of August 2, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, (the "Agreement"), among the Company, the Subsidiaries, Guarantors and Lenders named therein, The Chase Manhattan Bank, as Administrative Agent, and ABN AMRO Bank N.V., as Documentation Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         The  undersigned  borrower  hereby gives you notice pursuant to Section
2.04 of the Agreement that it requests a Standby Borrowing under the Agreement, and in that connection sets forth below the terms on which such Standby Borrowing is requested to be made:

(A)  Date of Standby Borrowing
     (which is a Business Day)         ____________________

(B)  Denomination of Standby
     Borrowing                         ____________________

(C)  Principal amount of
     Standby Borrowing                 ____________________


(D)  Interest rate basis               ____________________

(E)  Maturity of Standby
     Borrowing                         ____________________

(F)  Interest Period and the
     last day thereof                  ____________________

         Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 3.02(b) and (c) of the Agreement have been satisfied. Wire loan proceeds to First National Bank of Maryland, ABA 052000113, for credit to BT Office Products International, A/C #171-9405-9.

                           Very truly yours,

                           BT OFFICE PRODUCTS INTERNATIONAL, INC.

                           by
                             ___________________________________
                             Name:
                             Title:

                                                                      EXHIBIT F

                                   [FORM OF]

                 OPINION OF WINTHROP, STIMSON, PUTNAM & ROBERTS
               COUNSEL FOR BT OFFICE PRODUCTS INTERNATIONAL, INC.



                                 August 2, 1996



To: The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent"), ABN AMRO Bank N.V., as Documentation Agent (the "Documentation Agent"), and each of the lenders (the "Lenders") party to the Competitive Advance and Revolving Credit Facility Agreement dated as of August 2, 1996 (the "Agreement"), among BT Office Products International, Inc., the Borrowing Subsidiaries (as defined in the Agreement), the Guarantors (as defined in the Agreement), the Lenders, the Administrative Agent and the Documentation Agent


Ladies and Gentlemen:

                  We have acted as counsel to BT Office Products International, Inc., a Delaware corporation (the "Company"), in connection with the negotiation, preparation, execution and delivery of the Agreement and the transactions contemplated by the Agreement. This opinion is being furnished to you pursuant to Section 3.01(a)(ii) of the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

                  In so acting, we have examined originals or copies certified or otherwise identified to our satisfaction of the Agreement as well as original, certified, conformed or reproduction copies of all other records, agreements, instruments and documents which we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In stating our opinion, we have assumed the genuineness of all signatures (other than the signature of the Company on the Agreement), the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or reproduction copies.

The Chase Manhattan Bank,                          -2-           August 2, 1996
   et al.




                  We have also assumed, for purposes of the opinion expressed herein, that the parties to the Agreement other than the Company have the corporate power and authority to enter into and perform the Agreement and that the Agreement has been duly authorized, executed and delivered by each such other party and constitutes the legal, valid and binding agreement of each such other party enforceable against it in accordance with its terms (subject to the same qualifications contained in subparagraph (b) below on pages 2-3 of this opinion letter).

                  We have not been in a position to be advised continually of all material facts which might be relevant to the opinion expressed herein, and, accordingly, as to various matters of fact material to our opinion, we have relied specifically upon the representations and warranties in the Agreement, statements and certificates of officers of the Company, public officials and other appropriate persons, and our actual knowledge obtained during the course of our representation.

                  Whenever  our opinion is  qualified by the phrase "to the best of our knowledge," such phrase indicates that, as to factual matters, our opinion is based upon the representations and warranties made in the Agreement and the actual knowledge of relevant facts obtained by any of this firm's lawyers involved in the preparation of the Agreement during the course of our representation. We have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company.

                  The opinion set forth below is subject to the following additional limitations, qualifications, assumptions and exceptions:

                           (a) we have assumed that the Lenders and all Persons (other than the Company) will act under the Agreement in good faith and in a commercially reasonable manner;

                           (b) the validity, binding effect and enforceability of the Agreement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect affecting creditors' rights generally, and (ii) general principles of

The Chase Manhattan Bank,                          -3-           August 2, 1996
   et al.




         equity (regardless of whether considered in a proceeding in equity or in law); in particular, and without limiting the foregoing, this opinion is subject to, and no opinion is expressed as to, the effect of any applicable fraudulent conveyance, fraudulent transfer or fraudulent obligations law (including, but not limited to, the effect of any such law on the Agreement, any of the transactions contemplated thereby or any of the rights of the Lenders thereunder);

                           (c)      law or public policy may limit the
         right of any Person to obtain indemnification, but the inclusion of a right to indemnification will not render the Agreement unenforceable;

                           (d) limitations arising from certain holdings and decisions of federal and state courts involving statutes or public policy to the effect that (i)(A) certain covenants and provisions of financing agreements, including those allowing for acceleration of indebtedness upon the occurrence of certain events, may be unenforceable where such covenants or provisions are found to be unconscionable or to impose restrictions or obligations on the debtor and it cannot be demonstrated that the enforcement of such restrictions or obligations upon the occurrence of such events is reasonably necessary for the protection of the creditor, (B) certain common law remedies may be unenforceable under certain circumstances, and (C) provisions which purport to establish evidentiary standards or waive non- waivable statutory rights may be unenforceable, but the limitations expressed in the preceding clauses (A), (B) and (C) should not render the Agreement unenforceable and the unenforceability of any such particular provisions in the Agreement should not materially impair the practical realization of the benefits created by the Agreement taken as a whole, and (ii) under certain circumstances, provisions declaring that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of any such right or remedy may be unenforceable; in addition, certain remedial provisions of the Agreement may be subject to procedural requirements not set forth therein;

The Chase Manhattan Bank,                          -4-            August 2, 1996
   et al.




                           (e) this opinion is limited to the laws, regulations, documents, agreements, contracts and instruments within the scope of this opinion in effect on and as of the date of this opinion, and we disclaim any responsibility to advise you of changes in any of the foregoing which may hereafter come to our attention;

                           (f)      we express no opinion whatsoever
         with respect to trademarks, copyrights or patents;
         and

                           (g)      we express no opinion with respect
         to Section 10.13(b) of the Agreement.

                           Based  upon  the   foregoing,   and  subject  to  the
         limitations set forth herein, we are of the opinion that:

                  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as described in the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1995.

                  2. The execution, delivery and performance by the Company of the Agreement and the borrowings thereunder (the "Transactions") are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and, to the best of our knowledge, require no action by or in respect of, or filing with, any governmental body, agency or official. To the best of our knowledge, the Transactions do not contravene, or constitute a default under, (a) the General Corporation Law of Delaware or any Federal or New York law or regulation which, in our experience, is normally applicable to general business corporations which are not engaged in regulated business activities and to transactions such as the Transactions (including, without limitation, the Margin Regulations assuming the representations and warranties of the Company contained in Section 4.12(a) and the second sentence of Section 4.12(b) of the Agreement are true), (b) the certificate of incorporation or by-laws of the Company or (c) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its subsidiaries.

The Chase Manhattan Bank,                          -5-            August 2, 1996
   et al.




                  3. The Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against it in accordance with its terms.

                  4. To the  best  of our  knowledge,  except  as  disclosed  in
Schedule 4.06(a) to the Agreement, there is no action, suit or proceeding pending against or affecting the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable likelihood of an adverse decision which would materially adversely affect the business of the Company and its Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Agreement.

                  5. To the best of our knowledge, no action, consent or approval of, registration or filing with, or any other action by, any government authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

                  6. Neither the Company nor any of its subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended (the "1940 Act"), or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  We are members of the bar of the State of New York, and we express no opinion herein as to the laws of any jurisdiction other than those of the United States of America, the State of New York and the General Corporation Law of the State of Delaware.

                  The opinion expressed herein is solely for your benefit and may not be relied upon in any manner or for any purpose by, or disclosed to, any other Person.

                                       Very truly yours,




                                       WINTHROP, STIMSON, PUTNAM & ROBERTS

                                                                      EXHIBIT G


                                    [FORM OF]

                           ALTERNATE CURRENCY ADDENDUM


                          [SPECIFY CURRENCY] ADDENDUM dated as of [        ], to
                  the Credit Agreement (as defined below).


                                    ARTICLE I

                                   Definitions
                                   -----------

                  SECTION 1.01. Defined Terms. As used in this Addendum, the following terms shall have the meanings specified below:

                  "Alternate Currency Loan" shall mean any extension of credit, denominated in [specify currency], made to a Borrower pursuant to Section 2.01(b) of the Credit Agreement and this Addendum. An Alternate Currency Loan shall bear interest at the rate specified in Schedule II, or, if no rate shall be specified, shall be a Eurocurrency Loan.

                  "Base Rate" shall mean [identify any base rate customarily used in connection with loans in the applicable currency].

                  "Company" shall mean BT Office Products International, Inc., a Delaware corporation.

                  "Credit Agreement" shall mean the Competitive Advance and Revolving Credit Facility Agreement dated as of August 2, 1996, among the Company, the Subsidiaries named therein, the Guarantors named therein and the Lenders from time to time party thereto, The Chase Manhattan Bank, as Administrative Agent, and ABN AMRO Bank N.V., as Documentation Agent, as the same may be amended, waived or modified from time to time.

                  SECTION 1.02. Terms Generally. Terms defined in the Credit Agreement shall have the same meanings in this Addendum. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Sections and Schedules shall be deemed references to Sections of and Schedules to this Addendum unless the context shall otherwise require.


                                   ARTICLE II

                                   The Credits
                                   -----------

                  SECTION 2.01. Alternate Currency Loans. (a) This Addendum (as the same may be amended, waived or modified from time to time) is an "Alternate Currency Addendum" as defined in the Credit Agreement and is, together with the borrowings made hereunder, subject in all respects to the terms and provisions of the Credit Agreement. The Alternate Currency Lenders party to this Addendum are set forth on Schedule I.

                  (b) Any modifications to the Interest Payment Dates, Interest Periods, interest rates and any other special provisions applicable to Alternate Currency Loans under this Addendum are set forth on
Schedule II.

                  (c) Any special borrowing procedures or funding arrangements for Alternate Currency Loans under this Addendum, any provisions for the issuance of promissory notes to evidence the Alternate Currency Loans made hereunder and any additional information requirements applicable to Alternate Currency Loans under this Addendum are set forth on Schedule III.

                  SECTION 2.02. Maximum Borrowing Amounts. (a) The Alternate Currency Lender Maximum Borrowing Amount for each Alternate Currency Lender party to this Addendum is set forth on Schedule I. The Alternate Currency Facility Maximum Borrowing Amount under this Addendum is set forth on Schedule I.

                  (b) Upon at least [10] Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Company may from time to time reduce (including to zero) the aggregate Alternate Currency Lender Maximum Borrowing Amounts under this Addendum; provided, however, that (i) each partial reduction shall be in an integral multiple of [$1,000,000] and in a minimum principal amount of [ ] and (ii) no such reduction shall be permitted if, after giving effect thereto, to any repayments of Loans made on the effective date thereof and to any adjustments under Section 2.23 of the Credit Agreement (A) the Dollar Equivalent of all Loans outstanding under this Addendum would exceed the Alternate Currency Facility Maximum Borrowing Amount under this Addendum or (B) the Dollar Equivalent of all Loans of any Alternate Currency
Lender outstanding under this Addendum would exceed the Alternate Currency Lender Maximum Borrowing Amount of such Alternate Currency Lender. Any such reduction shall be allocated pro rata among all the Alternate Currency Lenders party to this Addendum by reference to their respective Alternate Currency Lender Maximum Borrowing Amounts hereunder (and without taking into account
Section 2.23 of the Credit Agreement).


                                   ARTICLE III

                         Representations and Warranties
                         ------------------------------

                  The Company hereby makes and confirms each representation and warranty applicable to each Borrower or any of its subsidiaries contained in
Article IV of the Credit Agreement. The Company and each Borrower represent and warrant to each of the Alternate Currency Lenders party to this Addendum that no Default or Event of Default has occurred and is continuing, and no Default or Event of Default shall arise as a result of the making of Loans hereunder or any other transaction contemplated hereby.


                                   ARTICLE IV

                            Miscellaneous Provisions
                            ------------------------

                  SECTION 4.01. Amendment; Termination. (a) This Addendum (including the Schedules hereto) may not be amended without the prior written consent of Lenders representing a majority in amount of the Alternate Currency Lender Maximum Borrowing Amounts hereunder, but subject to the provisions of Section 10.02 of the Credit Agreement; provided, however, that this Section 4.01(a) shall not restrict assignments pursuant to Section 4.02.

                  (b) This Addendum may not be terminated without the prior written consent of each Alternate Currency Lender party hereto unless there are no Alternate Currency Loans outstanding hereunder, in which case no such consent shall be required; provided, however, that this Addendum shall terminate on the date that the Credit Agreement terminates in accordance with its terms.

                  SECTION  4.02.  Assignments.   Section  10.04  of  the  Credit
Agreement shall apply to assignments by Alternate Currency Lenders of obligations and Loans hereunder; provided, however, that a Alternate Currency Lender may not assign any obligations or rights hereunder to any Person who is not (and does not simultaneously become) a Lender under the Credit Agreement.

                  SECTION  4.03.  Notices.   Notices  and  other  communications
provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at [               ],  Attention
         [           ]  (Telecopy No. [            ]) with a copy to the Company
         at its address or telecopy number referenced in Section 10.01 of the Credit Agreement;

                  (b) if to the Alternate Currency Agent, to it at the Alternate Currency Agent's branch of account with a copy to the Administrative Agent at their telecopy numbers referenced in Section 10.01 of the Credit Agreement; and

                  (c) if to an Alternate Currency Lender, to it at its address (or telecopy number) set forth in Schedule I or in the Assignment and Acceptance pursuant to which such Alternate Currency Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section with telephonic confirmation of receipt thereof by such party or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

                  SECTION 4.04. Ratification of Guarantee by the Company. By its execution of this Addendum, the Company hereby ratifies and confirms its guarantee contained in Article VIII of the Credit Agreement with respect to the Alternate Currency Loans made pursuant to this Addendum.

                  SECTION 4.05. Setoff. Each Alternate Currency Lender agrees that if it shall, though the exercise of a right of banker's lien, setoff or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or any other security or interest arising from, or in lieu of, such secured claim, received by such Alternate Currency Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by similar means, obtain payment (voluntary or involuntary) of any Alternate Currency Loan or Loans as a result of which the unpaid principal portion of the Alternate Currency Loans of such Alternate Currency Lender shall be proportionately less than the unpaid principal portion of the Alternate Currency Loans of any other Alternate Currency Lender it shall be deemed simultaneously to have purchased from such other Alternate Currency Lender at face value, and shall promptly pay to such other Alternate Currency Lender the purchase price for, a participation in the Alternate Currency Loans of such other Alternate Currency Lender, so that the aggregate unpaid principal amount of the Alternate Currency Loans and participations in the Alternate Currency Loans held by each Alternate Currency Lender shall be in the same proportion to the aggregate unpaid principal amount of all Alternate Currency Loans then outstanding as the principal amount of its Alternate Currency Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Alternate Currency Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 4.05 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower party to this Addendum expressly consents to the foregoing arrangements and agrees that any Alternate Currency Lender holding a participation in an Alternate Currency Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrowing Subsidiary to such Alternate Currency Lender by reason thereof as fully as if such Alternate Currency Lender had made an Alternate Currency Loan directly to such Borrower in the amount of such participation.

                  SECTION 4.06. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed by their duly authorized officers, all as of the date and year first above written.


                                       BT OFFICE PRODUCTS INTERNATIONAL, INC.,

                                         by
                                             _______________________________
                                             Name:
                                             Title:


                                       [BORROWERS],

                                         by
                                              _______________________________
                                              Name:

                                              Title:


                                       [ALTERNATE CURRENCY LENDERS],

                                         by
                                              _______________________________
                                              Name:
                                              Title:

                           ALTERNATE CURRENCY LENDERS



                                                                     SCHEDULE I
                                                 to Alternate Currency Addendum



   Alternate Currency
        Facility              Name and Address of     Alternate Currency Lender
Maximum Borrowing Amount   Alternate Currency Lender   Maximum Borrowing Amount
- ------------------------   -------------------------   ------------------------



US$   ============                                      US$

                                  MODIFICATIONS


                                                                    SCHEDULE II
                                                 to Alternate Currency Addendum



1.  Interest Payment Dates.
    -----------------------



2.  Interest Periods.
    -----------------



3.  Spreads.
    --------



4.  Interest Rates.
    ---------------



5.  Other.
    ------

                                                                   SCHEDULE III
                                                 to Alternate Currency Addendum


                                OTHER PROVISIONS



1.  Borrowing Procedures.
    ---------------------



2.  Funding Arrangements.
    ---------------------



3.  Promissory Notes.
    -----------------



4.  Information Requirements.
    -------------------------

                                                                  SCHEDULE 2.01


- --------------------------------------------------------------------------------
                                        Contact Person           U.S. Dollar
                                        and Telephone            Equivalent
    Name and Address of Lender       and Telecopy Numbers        Commitment
    --------------------------       --------------------        ----------
- --------------------------------------------------------------------------------
THE CHASE MANHATTAN BANK             Jesus Sang                  $30,000,000
270 Park Avenue
New York, NY 10017                   Tel. #(212) 622-0006

Domestic Lending Office:             Fax #(212) 622-0122

Eurocurrency Lending Office:

- --------------------------------------------------------------------------------
ABN AMRO BANK N.V.                   David Sagers                $30,000,000

Domestic Lending Office:             Tel. #(312) 904-2853
                                     Fax #(312) 606-8425
Eurocurrency Lending Office:

- --------------------------------------------------------------------------------
BANK OF AMERICA                      Richard Kerbis              $22,500,000

Domestic Lending Office:             Tel. #(847) 952-1110
                                     Fax #(847) 952-1136
Eurocurrency Lending Office:

- --------------------------------------------------------------------------------
BAYERISCHE VEREINSBANK AG,           Alexander M. Blodi          $22,500,000
NEW YORK BRANCH
                                     Tel. #(212) 210-0394
Domestic Lending Office:             Fax #(212) 210-0348

Eurocurrency Lending Office:

- --------------------------------------------------------------------------------
THE FIRST NATIONAL BANK OF           Susan Comstock              $22,500,000
  CHICAGO
                                     Tel. #(312) 732-4244
Domestic Lending Office:             Fax #(312) 732-5161

Eurocurrency Lending Office:

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                        Contact Person           U.S. Dollar
                                        and Telephone            Equivalent
    Name and Address of Lender       and Telecopy Numbers        Commitment
    --------------------------       --------------------        ----------
- --------------------------------------------------------------------------------
THE FUJI BANK LIMITED                James Mitsch                $20,000,000

Domestic Lending Office:             Tel. #(312) 621-3387
                                     Fax #(312) 621-0539
Eurocurrency Lending Office:

- --------------------------------------------------------------------------------
MELLON BANK                          Irene Burczynski            $22,500,000

Domestic Lending Office:             Tel. #(212) 702-5255
                                     Fax #(212) 702-5269
Eurocurrency Lending Office:

- --------------------------------------------------------------------------------
THE BANK OF TOKYO-MITSUBISHI,        Michael Kempel              $22,500,000
  LTD., CHICAGO BRANCH
                                     Tel. #(312) 696-4682
Domestic Lending Office:             Fax #(312) 696-4535

Eurocurrency Lending Office:

- --------------------------------------------------------------------------------
CREDIT LYONNAIS NEW YORK             Michael Moretti             $22,500,000
  BRANCH
                                     Tel. #(212) 261-7308
Domestic Lending Office:             Fax #(212) 459-3179

Eurocurrency Lending Office:

- --------------------------------------------------------------------------------
FIRST NATIONAL BANK OF               Peter Swain                 $15,000,000
  MARYLAND
                                     Tel. #(410) 244-4886
Domestic Lending Office:             Fax #(410) 244-4446

Eurocurrency Lending Office:

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                        Contact Person           U.S. Dollar
                                        and Telephone            Equivalent
    Name and Address of Lender       and Telecopy Numbers        Commitment
    --------------------------       --------------------        ----------
- --------------------------------------------------------------------------------
NORTHERN TRUST COMPANY               Michelle Teteak             $20,000,000

Domestic Lending Office:             Tel. #(312) 444-3506
                                     Fax #(312) 444-5055
Eurocurrency Lending Office:

- --------------------------------------------------------------------------------

                  Schedule 4.04(b) - Material Adverse Changes


1. See Notes 2 and 6 to the Condensed Consolidated Financial Statements (Unaudited) in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996.

                          Schedule 4.06(a) - Litigation


1.       See  Note  6  to  the  Condensed   Consolidated   Financial  Statements
         (Unaudited) in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996.

                         Schedule 6.01 - Existing Liens


None.

                  Schedule 6.05 - Transactions With Affiliates


         The Company and its Affiliates from time to time have entered into various business transactions and agreements. The following is a list of such material agreements and transactions between the Company and its Affiliates that will continue to be effective from and after the date hereof. For a more complete description of such transactions and agreements, where applicable, see "Certain Relationships and Related Transactions" in the Company's Proxy
Statement dated May 24, 1996 sent to stockholders and filed with the SEC in connection with the Annual Meeting of Stockholders held on June 25, 1996:

 1. In 1994, the Company advanced $1,017,928 to Rudolf A.J. Huyzer, the Company's President and Chief Executive Officer, for the purchase of a residence. Pursuant to the note which evidences this advance, Mr. Huyzer is required to make quarterly payments of principal to the Company until September 2024.

 2. Registration Rights Agreement dated as of June 15, 1995 among the Company, NV Koninklijke KNP BT ("KNP BT") and
         Buhrmann-Tetterode International B.V. ("BTIBV").

 3.      Tax Matters Agreement dated as of July 1, 1995 among the
         Company, KNP BT, BTIBV, Astro-Valcour, Inc. and Sengewald U.S.A., Inc., as modified by Amendment No. 1 to Tax Matters Agreement dated as of June 7, 1996.

 4. Intercompany Services Agreement dated as of June 15, 1995 between the Company and KNP BT.

 5. Agreement for Credit Support dated as of June 15, 1995 among the Company, KNP BT and certain subsidiaries of the Company.

 6. Credit Agreement dated as of June 15, 1995 between the Company and KNP BT Antilliana N.V. ("Antilliana"), as modified by the Assignment and Modification Agreement dated as of June 26, 1996 among the Company, Antilliana and KNP BT Finance (USA), Inc.

 7. The Company has sold office products and related services to its Affiliates and has occasionally purchased certain products from its Affiliates for resale. The Company expects to continue to engage in similar affiliated party transactions on generally the same basis as it would engage in such transactions with unaffiliated third parties.

 8. The License Agreement dated as of June 15, 1995 between the Company and KNP BT.

 9. Veenman Kantoormachines BV, Repro Copiers Nederland BV, Direct Dealer Services BV and Veenman Office Management BV (collectively, the "Veenman Group" and each a subsidiary of the Company) lease a facility from an affiliate of KNP BT under an operating lease that expires on September 30, 1999.

10. The purchase by BT Office Products Deutschland GmbH & Co., KG, an indirect wholly-owned subsidiary of the Company, of all of the share capital of bax Burosysteme Vertriebsgellschaft mbH from KNP BT Beteiligungen Deutschland GmbH, a subsidiary of KNP BT.

                         Schedule 6.01 - Existing Liens


None.

                                                                    SCHEDULE II


                              Committed Currencies


Pounds Sterling

Deutsche Marks

No modifications to borrowing procedures.